CREDIT AGREEMENT

among

MONACO COACH CORPORATION
ROYALE COACH BY MONACO, INC.
and
MCC ACQUISITION CORPORATION
as Borrowers

THE LENDERS NAMED HEREIN,
as Lenders

U.S. BANK NATIONAL ASSOCIATION,
as Administrative Lender,
Swingline Lender, and
L/C Bank

TOTAL COMMITMENT — $50,000,000

JANUARY  12, 2001

CONTENTS

ARTICLE I.      DEFINITIONS

1.1        DEFINED TERMS

1.2        ACCOUNTING AND FINANCIAL DETERMINATIONS

1.3        HEADINGS

1.4        ADDITIONAL DEFINITION PROVISIONS

ARTICLE II.     APPOINTMENT OF BORROWERS' AGENT; JOINT AND SEVERAL LIABILITY

2.1        APPOINTMENT OF AGENT

2.2        AUTHORIZED REPRESENTATIVES

2.3        JOINT AND SEVERAL LIABILITY; RIGHTS OF CONTRIBUTION

ARTICLE III.   THE CREDITS

3.1        REVOLVING LOANS

3.2        SWING LOANS

3.3        LETTER OF CREDIT FACILITY

3.4        INTEREST/FEES

3.5        INTEREST OPTIONS

3.6        OTHER PAYMENT TERMS

3.7        FUNDING

3.8        PRO RATA TREATMENT

3.9        CHANGE OF CIRCUMSTANCES

3.10      TAXES ON PAYMENTS

3.11      FUNDING LOSS INDEMNIFICATION

ARTICLE IV.   ADMINISTRATION

4.1        STATEMENTS

4.2        PAYMENTS

ARTICLE V.     SECURITY

5.1        GRANT OF SECURITY INTEREST

5.2        PERFECTION; DUTY OF CARE

ARTICLE VI.   REPRESENTATIONS AND WARRANTIES

6.1        LEGAL STATUS; SUBSIDIARIES

6.2        DUE AUTHORIZATION; NO VIOLATION

6.3        GOVERNMENT APPROVAL, REGULATION

6.4        VALIDITY; ENFORCEABILITY

6.5        CORRECTNESS OF FINANCIAL STATEMENTS

6.6        TAXES

6.7        LITIGATION, LABOR CONTROVERSIES

6.8        TITLE TO PROPERTY, LIENS

6.9        ERISA

6.10      OTHER OBLIGATIONS

6.11      ENVIRONMENTAL MATTERS

6.12      NO BURDENSOME RESTRICTIONS; NO DEFAULTS

6.13      NO OTHER VENTURES

6.14      INSURANCE

6.15      FORCE MAJEURE

6.16      INTELLECTUAL PROPERTY

6.17      CERTAIN INDEBTEDNESS

6.18      SOLVENCY

6.19      CHIEF EXECUTIVE OFFICE AND OTHER LOCATIONS

6.20      FISCAL YEAR

6.21      COMPLIANCE WITH LAW

6.22      NO SUBORDINATION

6.23      TRUTH, ACCURACY OF INFORMATION

ARTICLE VII.  CONDITIONS

7.1        CONDITIONS OF INITIAL EXTENSION OF CREDIT

7.2        CONDITIONS OF EACH EXTENSION OF CREDIT

ARTICLE VIII. AFFIRMATIVE COVENANTS

8.1        PAYMENTS

8.2        ACCOUNTING RECORDS

8.3        INFORMATION AND REPORTS

8.4        COMPLIANCE

8.5        INSURANCE

8.6        FACILITIES

8.7        TAXES AND OTHER LIABILITIES

8.8        LITIGATION

8.9        NOTICE TO ADMINISTRATIVE LENDER

8.10      CONDUCT OF BUSINESS

8.11      PRESERVATION OF CORPORATE EXISTENCE, ETC.

8.12      ACCESS

8.13      PERFORMANCE AND COMPLIANCE WITH OTHER COVENANTS

8.14      FISCAL YEAR; ACCOUNTING PRACTICES

8.15      ENVIRONMENTAL

8.16      LIENS

8.17      FUTURE SUBSIDIARIES

8.18      USE OF PROCEEDS

8.19      FURTHER ASSURANCES

ARTICLE IX.   NEGATIVE COVENANTS

9.1        LIENS

9.2        INDEBTEDNESS

9.3        RESTRICTED PAYMENTS, REDEMPTIONS

9.4        MERGERS, STOCK ISSUANCES, SALE OF ASSETS, ETC.

9.5        INVESTMENTS

9.6        CHANGE IN NATURE OF BUSINESS

9.7        PLANS

9.8        CANCELLATION OF INDEBTEDNESS OWED TO IT

9.9        MARGIN REGULATIONS

9.10      ENVIRONMENTAL

9.11      TRANSACTIONS WITH AFFILIATES

9.12      NEW COLLATERAL LOCATION; NAME CHANGE

9.13      NO SPECULATIVE TRANSACTIONS

ARTICLE X.    FINANCIAL COVENANTS

10.1      LEVERAGE RATIO

10.2      CURRENT RATIO

10.3      FIXED CHARGE COVERAGE RATIO

10.4      TANGIBLE NET WORTH

ARTICLE XI.   EVENTS OF DEFAULT

11.1      EVENTS OF DEFAULT

11.2      REMEDIES

11.3      ADMINISTRATIVE LENDER AS BORROWERS' ATTORNEY

ARTICLE XII.  ADMINISTRATIVE LENDER

12.1      ACTIONS

12.2      RELIANCE BY ADMINISTRATIVE LENDER

12.3      EXCULPATION

12.4      SUCCESSOR

12.5      LOANS BY U.S. BANK

12.6      CREDIT DECISIONS

ARTICLE XIII. MISCELLANEOUS

13.1      NOTICES

13.2      COSTS, EXPENSES, ATTORNEYS' FEES

13.3      INDEMNIFICATION

13.4      WAIVERS, AMENDMENTS

13.5      SUCCESSORS AND ASSIGNS

13.6      SETOFF

13.7      NO WAIVER; CUMULATIVE REMEDIES

13.8      ENTIRE AGREEMENT

13.9      NO THIRD PARTY BENEFICIARIES

13.10    CONFIDENTIALITY

13.11    TIME

13.12    SEVERABILITY OF PROVISIONS

13.13    GOVERNING LAW

13.14    SUBMISSION TO JURISDICTION

13.15    WAIVER OF JURY TRIAL

13.16    COUNTERPARTS

13.17    OREGON STATUTORY NOTICE

SCHEDULES

I            Lenders
II           Pricing Schedule
III         Existing Letters of Credit

EXHIBITS

A          Borrowing Base Certificate
B           Note Forms
C           Notice of Authorized Representatives
D          Notice of Borrowing
E           Notice of Conversion or Continuation
F           Form of Chief Financial Officer's Certificate
G           Assignment Agreement

CREDIT AGREEMENT

             THIS CREDIT AGREEMENT is entered into as of January 12, 2001 by and among MONACO COACH CORPORATION, a Delaware corporation ("Parent"), ROYALE COACH BY MONACO, INC., an Indiana corporation, and MCC ACQUISITION CORPORATION, a Delaware corporation (each of the foregoing parties individually referred to as "Borrower" and all collectively referred to as "Borrowers"), each of the financial institutions from time to time listed on Schedule I attached hereto, as amended from time to time, and U.S. BANK NATIONAL ASSOCIATION ("US Bank"), as the administrator for the Lenders (in such capacity, "Administrative Lender").

RECITALS

             Borrowers have requested from Lenders the credit facilities described herein, and Lenders and Administrative Lender have agreed to provide said credit facilities to Borrowers on the terms and conditions contained herein.

             NOW, THEREFORE, in consideration of the mutual covenants and promises of the parties contained herein, Administrative Lender, Lenders and Borrowers hereby agree as follows:

ARTICLE I.     DEFINITIONS

             1.1        DEFINED TERMS

             All terms defined above shall have the meanings set forth above.  The following terms shall have the meanings set forth below (with all such meanings to be equally applicable to both the singular and plural forms of the terms defined):

             "Accounts" means (i) all "accounts" as defined in the Code and (ii) all presently existing and hereafter arising rights to payment of a monetary obligation, whether or not earned by performance.

             "Administrative Lender's Office" means (i) initially, Administrative Lender's office designated as such in Schedule I hereto, and (ii) subsequently, such other office designated as such, from time to time, in writing by Administrative Lender to Lenders and Borrower.

             "Agreement" means this Credit Agreement as amended, modified or supplemented from time to time.

             "Applicable Lending Office" means, with respect to each Lender, (i) initially, its office designated as such in Schedule I hereto, and (ii) subsequently, such other office designated as such from time to time in writing by such Lender to Administrative Lender.

             "Applicable Rate" means, at any date, the lesser of (a) the Highest Lawful Rate or (b) the following:  (i) with respect to each Prime Rate Loan (other than a Swing Loan), a per annum rate equal to the Prime Rate in effect on such date less 75 basis points; (ii) with respect to each Swing Loan, a per annum rate equal to Prime Rate in effect on such date less 75 basis points; and (iii) with respect to each LIBOR Loan, a per annum rate equal to the sum of LIBOR plus the applicable LIBOR Margin, both as determined on the second Business Day before the first day of the applicable Fixed Rate Term.

             "Approved Dealer Financing Agreement" means (i) agreements entered into by a Borrower in the ordinary course of business with financial institutions providing floor-plan financing to customers who purchase finished goods inventory of Borrowers, which institutions have credit ratings of BBB or better from Standard & Poor's Corporation, and the terms of which agreements (including repurchase obligations) are both customary in the recreational vehicle industry and are no less favorable in all material respects to Borrowers that those in effect as of the Closing Date.

             "Approved Sale" means a sale by Borrower to a customer evidenced by an account which has been approved for payment by a lender in accordance with an Approved Dealer Financing Agreement.

             "Authorized Representative" means a person designated as such by Borrower's Borrowers' Agent in a Notice of Authorized Representatives delivered to Administrative Lender.

             "Available Credit" means, at any time, the amount by which (a) the lesser of (i) the total of the Revolving Loan Commitments or (ii) the Borrowing Base is greater than (b) the total of the outstanding principal amount of the Revolving Loans, the Letter of Credit Obligations and Swing Loans.

             "BT Liens" means the Liens granted by one or more Borrowers to Bankers Trust to secure certain obligations of one or more Borrowers, all of which obligations have been fully paid and satisfied.

             "Bankruptcy Code" means the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time, including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

             "Borrowers' Agent" means Parent in its capacity as agent for the Borrowers.

             "Borrowing Base" means, as of any date of determination, an amount equal to the following amount:

             (a)         85% of the outstanding Eligible Accounts; and

             (b)        plus the total of 50% of Eligible Inventory consisting of raw materials and 90% of Eligible Inventory consisting of finished goods, in each instance valued at the lower of cost (determined on a "first in, first out" basis) or market value, less the outstanding balance of all chassis accounts payable.

             "Borrowing Base Certificate" means a certificate substantially in the form of Exhibit A attached hereto.

             "Business Day" means (a) for all purposes other than as covered by clause (b) below, any day other than a Saturday, Sunday or other day on which commercial banks are authorized or required to be closed in Portland, Oregon, Minneapolis, Minnesota or New York, New York, and (b) with respect to all notices, determinations, fundings and payments in connection with any LIBOR interest selection or LIBOR Loan, any day that is a Business Day described in clause (a) above and that also is a day for trading by and between banks in U.S. Dollar deposits in the London interbank eurocurrency market.

             "Capitalized Lease" means, as to any Person, any lease of property by such Person as lessee that would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

             "Capitalized Lease Obligations" means, as to any Person, the capitalized amount of all obligations of such Person and its subsidiaries under Capitalized Leases, as determined on a consolidated basis in accordance with GAAP.

             "Cash Equivalent Investment" means, at any time: (a) any evidence of indebtedness, maturing not more than one year after such time, issued or guaranteed by the United States government; (b) commercial paper, maturing not more than nine months from the date of issue, which is issued by (i) a corporation (other than an affiliate of any Obligor) organized under the laws of any state of the United States or of the District of Columbia and rated at least A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Service, Inc., or (ii) any Lender (or its holding company); (c) any certificate of deposit or bankers acceptance, maturing not more than one year after such time, which is issued by either (i) a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000, or (ii) any Lender; (d) any repurchase agreement entered into with any Lender (or other commercial banking institution of the stature referred to in clause (c)(i)) which (i) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (c), and (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such Lender (or other commercial banking institution) thereunder; (e) investments permitted under any investment policy adopted by Borrower and approved by Administrative Lender; or (f) any mutual fund holding investments consisting of at least 95% of the foregoing.

             "Change in Control" means the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 35% or more of the outstanding shares of voting stock of Borrower.

             "Change of Law" means the adoption of any Governmental Rule, any change in any Governmental Rule or the application or requirements thereof (whether such change occurs in accordance with the terms of such Governmental Rule as enacted, as a result of amendment or otherwise), any change in the interpretation or administration of any Governmental Rule by any Governmental Authority, or compliance by any Lender (or any entity controlling a Lender) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority.

             "Closing Date" means the date of this Agreement.

             "Code" means the Uniform Commercial Code of the State of Oregon, as amended from time to time (including, without limitation, amendments to defined terms).

             "Collateral" means all of Borrowers' assets, including, without limitation, (a) all Accounts, Rights to Payment, General Intangibles, Records, goods, fixtures, inventory, equipment, money, letter of credit rights, supporting obligations, instruments, chattel paper, deposit accounts, documents, investment property, and commercial tort claims; (b) all products, proceeds, rents and profits of the foregoing; and (c) all of the foregoing, whether now owned or existing or hereafter acquired or arising or in which Borrower now has or hereafter acquires any rights.

             "Commitment" means any obligation of a Lender to extend credit or any other financial accommodation under any of the Loan Documents.

             "Commodity Contracts" means commodity options, futures, swaps, and other similar agreements and arrangements designed to provide protection against fluctuations in commodity prices.

             "Contaminant" means any pollutant, hazardous substance, toxic substance, hazardous waste or other substance regulated or forming the basis of liability under any Environmental Law.

             "Contingent Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any Indebtedness or Contractual Obligation of another Person, if the purpose or intent of such Person in incurring the Contingent Obligation is to provide assurance to the obligee of such Indebtedness or Contractual Obligation that such Indebtedness or Contractual Obligation will be paid or discharged, or that any agreement entered into by such other Person relating to such Indebtedness or Contractual Obligation will be complied with, or that any holder of such Indebtedness or Contractual Obligation will be protected against loss in respect thereof.  Contingent Obligations of a Person include, without limitation, (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of an obligation of another Person, and (b) any liability of such Person for an obligation of another Person through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of a loan, advance, stock purchase, capital contribution or otherwise), (ii) to maintain the solvency or any balance sheet item, level of income or financial condition of another Person, (iii) to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement, (iv) to purchase, sell or lease (as lessor or lessee) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such obligation or to assure the holder of such obligation against loss, or (v) to supply funds to or in any other manner invest in such other Person (including, without limitation, to pay for property or services irrespective of whether such property is received or such services are rendered), if in the case of any agreement or liability described under subclauses (i) through (v) of this sentence the primary purpose or intent thereof is as described in the preceding sentence.  The amount of any Contingent Obligation shall be equal to the lesser of (A) the amount payable under such Contingent Obligation (if quantifiable) or (B) the portion of the obligation so guaranteed or otherwise supported.

             "Contractual Obligation" of any Person means any obligation, agreement, undertaking or similar provision of any security issued by such Person or of any agreement, undertaking, contract, lease, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound or to which any of its property is subject.

             "Current Ratio" means, as of the end of a fiscal quarter, the ratio of (a) Parent's consolidated current assets (exclusive of notes and receivables from a Subsidiary or any affiliate, shareholder, officer, director or employee of any Borrower or Subsidiary) to (b) the total of Parent's consolidated current liabilities and, without duplication, the outstanding principal balance of the Revolving Loans.

             "Debt" of any Person means, without duplication, (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, bills or other similar instruments; (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for such Person's account; (c) all Capitalized Lease Obligations and Other Lease obligations of such Person; (d) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services, and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; and (e) all Contingent Liabilities of such Person in respect of any of the foregoing, other than Contingent Liabilities in connection with an Approved Dealer Financing Agreement.  For purposes of determining the amount of Debt in a circumstance when the creditor has recourse only to specified assets, the amount shall be the lesser of (i) the amount of such obligation or (ii) the fair market value of such assets.

             "Default" means (i) an Event of Default, (ii) an event or condition that with the giving of notice or the passage of time, or both, would constitute an Event of Default, or (iii) the filing against Borrower of a petition commencing an involuntary case under the Bankruptcy Code.

             "Disclosure Letter" means the Disclosure Letter from Borrowers' Agent to Administrative Lender dated the Closing Date.

             "EBITDA" means, as of the end of a fiscal quarter, Parent's consolidated net income after taxes for the twelve months ending with such quarter plus (A) the sum of the amounts for such twelve month period included in determining such net income of (i) interest expense, (ii) income tax expense, (iii) depreciation expense, (iv) amortization expense, and (v) extraordinary non-cash losses and charges and other non-recurring non-cash losses and charges; less (B) gains on sales of assets (excluding sales of inventory in the ordinary course of business) and other extraordinary non-cash gains for such twelve month period.

             "ERISA" means the Employee Retirement Income Security Act of 1974, as amended or recodified from time to time, including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

             "Eligible Accounts" means those Accounts that Administrative Lender determines in the Good Faith exercise of its discretion to be eligible for inclusion in the Borrowing Base.  General criteria for Eligible Accounts may be established and revised from time to time by Administrative Lender in Good Faith.  Without limiting such discretion as to other Accounts, the following Accounts shall not be Eligible Accounts:

             (i)          Accounts that do not consist of ordinary trade accounts receivable owned by Borrower, payable in cash in United States Dollars and arising out of the final sale of recreational vehicles in the ordinary course of Borrower's business as presently conducted by it;

             (ii)         Accounts with respect to which Borrower failed to issue an original invoice at the agreed-upon purchase price to the account debtor promptly after delivering such goods to the account debtor;

             (iii)        Accounts with respect to which more than 60 days have elapsed since the date of the original invoice applicable thereto;

             (iv)       Accounts with respect to which the account debtor is an affiliate of Borrower or any officer, employee, or agent of the account debtor is an officer, employee or agent of or affiliated with Borrower directly or indirectly by virtue of family membership, ownership, control, management or otherwise;

             (v)        Accounts with respect to which the account debtor is a Governmental Authority, except for those Accounts as to which Borrower has assigned its right to payment thereof to Administrative Lender, and the assignment has been acknowledged, pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727);

             (vi)       the chief executive office of the account debtor with respect to such Account is not located in the United States of America, unless (A) the account debtor has delivered to Borrower an irrevocable letter of credit issued or confirmed by a bank satisfactory to Administrative Lender, sufficient to cover such Account, in form and substance satisfactory to Administrative Lender, and, if required by Administrative Lender, the original of such letter of credit has been delivered to Administrative Lender or Administrative Lender's agent and the issuer thereof notified of the assignment of the proceeds of such letter of credit to Administrative Lender, (B) such Account is subject to credit insurance payable to Administrative Lender issued by an insurer and on terms and in an amount acceptable to Administrative Lender, (C) the account debtor resides in a province of Canada that recognizes Administrative Lender's perfection and enforcement rights as to Accounts by reason of the filing of a UCC financing statement in Oregon or by reason of other methods of perfection that have been completed, or (D) such Account is otherwise acceptable in all respects to Administrative Lender;

             (vii)      Accounts with respect to which Administrative Lender does not have a valid and prior, fully perfected Lien or which are not free of all Liens or other claims (including, without limitation, claims for rebates, credits, allowances or adjustments, but "other claims" shall not include Approved Sales) of all other Persons;

             (viii)     Accounts with respect to which the account debtor is the subject of bankruptcy or a similar insolvency proceeding, or has made an assignment for the benefit of creditors, or whose assets have been conveyed to a receiver or trustee, or who has failed or suspended or gone out of business;

             (ix)        Accounts with respect to which the account debtor's obligation to pay the Accounts is conditional upon the account debtor's approval to the extent such Accounts exceed $300,000 in the aggregate;

             (x)         Accounts from an account debtor to the extent that the account debtor's indebtedness to Borrowers (whether evidenced by such Accounts or otherwise) exceeds an amount which is greater than 25% of the face amount (less maximum discounts, credits and allowances which may be taken by or granted to account debtors in connection therewith) of all then outstanding Eligible Accounts, but only to the extent of the excess over 25%;

             (xi)        Accounts owed by a particular account debtor if 25% or more of the aggregate Accounts then owed to Borrowers by that account debtor and its affiliates are not Eligible Accounts;

             (xii)       Accounts that represent a prepayment or progress payment or a partial payment under an installment contract;

             (xiii)      Accounts that are evidenced by a promissory note or other instrument; and

             (xiv)      Accounts with respect to which the account debtor is located in any jurisdiction requiring the timely filing by Borrower of a report or document before such Account is created in order to bring suit or otherwise enforce its remedies against such account debtor in the courts or through any judicial process of such jurisdiction, unless Borrower has filed, or is exempt from filing, such a report.

             Administrative Lender shall have the right, but not the duty, to declare particular accounts ineligible.  The fact that Administrative Lender has not declared a particular account ineligible shall not be deemed to be a determination or representation by Administrative Lender or any Lender as to the creditworthiness or financial condition of any account debtor.  Because of banking relationships between account debtors of Borrower and Administrative Lender or a Lender, Administrative Lender or a Lender may have information about the creditworthiness of such account debtors; however, neither Administrative Lender nor any Lender shall have any duty to Borrowers to disclose information it may have about any of Borrowers' account debtors and Borrowers shall have no right to rely upon any action or inaction of Administrative Lender or any Lender concerning the creditworthiness or financial condition of Borrowers' account debtors.  BORROWERS HEREBY COVENANT NOT TO SUE AND TO HOLD HARMLESS LENDERS AND ADMINISTRATIVE LENDER AND THEIR OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS FOR AND FROM ANY AND ALL DAMAGES, LIABILITY, OR CLAIMS OF LIABILITY, WHETHER KNOWN OR UNKNOWN, OF ANY NATURE ARISING OUT OF OR BASED IN WHOLE OR IN PART UPON ADMINISTRATIVE LENDER'S OR ANY LENDER'S FAILURE TO DISCLOSE UNFAVORABLE INFORMATION ABOUT AN ACCOUNT DEBTOR OF BORROWER TO BORROWERS, OR ADMINISTRATIVE LENDER'S FAILURE TO TREAT AS INELIGIBLE THE ACCOUNT OF AN ACCOUNT DEBTOR OF BORROWER ABOUT WHOM ADMINISTRATIVE LENDER OR ANY LENDER HAS UNFAVORABLE INFORMATION.

             "Eligible Inventory" means inventory that Administrative Lender determines in the Good Faith exercise of its discretion to be eligible for inclusion in the Borrowing Base.  General criteria for Eligible Inventory may be established and revised from time to time by Administrative Lender in Good Faith.  Without limiting such discretion as to other inventory, the following inventory shall in any event not constitute Eligible Inventory:

             (i)          finished goods that are not held by Borrower for sale as inventory in the ordinary course of Borrower's business as presently conducted by it or that are obsolete, not in good condition, not of merchantable quality or not salable in the ordinary course of Borrower's business or that are subject to defects that would affect their market value;

             (ii)         inventory that Administrative Lender, in the Good Faith exercise of its discretion  determines to be unacceptable due to age, type, category or quantity;

             (iii)        work in process;

             (iv)       inventory in the possession of any Person other than Borrower, except (subject to any additional requirements imposed by Administrative Lender, in the Good Faith exercise of its discretion to protect Borrower's title thereto or Administrative Lender's Lien therein) goods held in storage solely for the account of Borrower, if the Person in possession has acknowledged in writing Administrative Lender's Lien thereon and has not issued a negotiable document of title as to the goods; provided, that notwithstanding the foregoing, (A) up to $500,000 of inventory located on premises of subcontractors and (B) up to $5,000,000 of finished goods inventory located at trade shows or rallies (or in transit for such purposes) shall not be excluded from Eligible Inventory by virtue of this item (iv);

             (v)        inventory with respect to which Administrative Lender does not have a valid and prior, fully perfected Lien and that is not free of all other Liens, other than Permitted Liens not described in items (a) and (g) of the definition of "Permitted Liens;"

             (vi)       inventory in the possession of a warehouseman or other bailee if Administrative Lender has not received a bailee letter acceptable to Administrative Lender from such warehouseman or bailee; and

             (vii)      except as provided in item (iv), inventory located on premises leased by Borrower if Administrative Lender has not received a landlord's waiver acceptable to Administrative Lender with respect to such premises to the extent the aggregate value of all such inventory exceeds $5,000,000.

             "Environmental Law" means all applicable federal, state and local laws, statutes, ordinances and regulations, and any applicable judicial or administrative interpretation, order, consent decree or judgment, relating to the regulation and protection of the environment.  Environmental Laws include but are not limited to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. § 9601 et seq.); the Hazardous Material Transportation Act, as amended (49 U.S.C. § 180 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. § 136 et seq.); the Resource Conservation and Recovery Act, as amended (42 U.S.C. § 6901 et seq.); the Toxic Substance Control Act, as amended (42 U.S.C. § 7401 et seq.); the Clean Air Act, as amended (42 U.S.C. § 740 et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C. § 1251 et seq.); and the Safe Drinking Water Act, as amended (42 U.S.C. § 300f et seq.), and their state and local counterparts or equivalents and any applicable transfer of ownership notification or approval statutes.

             "Environmental Liabilities and Costs" means, as to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including, without limitation, all fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any other Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including, without limitation, any thereof arising under any Environmental Law, Permit, order or agreement with any Governmental Authority or other Person, and which relate to any violation or alleged violation of an Environmental Law or a Permit, or a Release or threatened Release.

             "Event of Default" has the meaning set forth in Section 11.1 hereof.

             "Federal Funds Rate" means, for any day, the weighted average of the per annum rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers as published by the Federal Reserve Bank of New York for such day (or, if such rate is not so published for any day, the average rate quoted to Administrative Lender on such day by three Federal funds brokers of recognized standing selected by Administrative Lender).

             "Fee Percentage" means the number of basis points determined in accordance with Schedule II.

             "Fixed Charge Coverage Ratio" means, as of the end of a fiscal quarter, the ratio of (A) EBITDA, less the sum of the following for the twelve month period ending with such quarter: (i) Parent's consolidated income tax expense; (ii) cash dividends and distributions paid in respect of Parent's Stock; and (iii) capital expenditures to the extent not financed with either long-term debt or proceeds of Revolving Loans to (B) the sum of the following for the twelve month period ending with such quarter: (i) Parent's consolidated interest expense; and (ii) scheduled principal payments of Debt of Parent and the Subsidiaries.

             "Fixed Rate Term" means a period of one, two, three or six months, as designated by Borrowers' Agent, during which a Loan bears interest determined in relation to LIBOR; provided, however, that no Fixed Rate Term may extend beyond the Maturity Date, and if the last day of a Fixed Rate Term is not a Business Day, such term shall be extended to the next succeeding Business Day, or if the next succeeding Business Day falls in another calendar month, such term shall end on the next preceding Business Day.

             "Foreign Subsidiary" means any Subsidiary that is a "controlled foreign corporation" as that term is used in the Internal Revenue Code.

             "GAAP" means generally accepted accounting principles as in effect in the United States from time to time, consistently applied.

             "General Intangibles" means (i) all "general intangibles" as defined in the Code and (ii) all tax and duty refunds, registered and unregistered patents, trademarks, service marks, copyrights, trade names, applications for the foregoing, trade secrets, goodwill, processes, drawings, blueprints, customer lists, licenses, whether as licensor or licensee, choses in action, causes of action and other claims, judgments in favor of Borrower, leasehold interests in equipment, software and payment intangibles.

             "Good Faith" means honesty in fact in the conduct or transaction concerned, without regard to whether standards that might be deemed commercially reasonable have been observed.

             "Governmental Authority" means any domestic or foreign national, state or local government, any political subdivision thereof, any department, agency, authority or bureau of any of the foregoing, or any other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including the Federal Deposit Insurance Corporation, the Federal Reserve Board, the Comptroller of the Currency, any central bank or any comparable authority.

             "Governmental Rule" means any applicable law, rule, regulation, ordinance, order, code interpretation, judgment, decree, directive, guidelines, policy or similar form of decision of any Governmental Authority.

             "Highest Lawful Rate" means, at the particular time in question, the maximum rate of interest which, under applicable law, Lenders are then permitted to charge Borrowers on the applicable Loan, and if the maximum rate changes at any time, the Highest Lawful Rate shall increase or decrease, as the case may be, as of the effective time of each such change, without notice to Borrowers.

             "Indebtedness" of any Person means, without duplication, (a) all liabilities of such Person as determined in accordance with GAAP, (b) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (c) all lease obligations of such Person (including, without limitation, operating leases, Capitalized Leases and Other Leases), (d) all Contingent Obligations of such Person, (e) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any Stock or Stock Equivalents of such Person with a mandatory repurchase or redemption date of less than ten years from the date of issuance thereof, (f) all obligations secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (g) all liabilities of such Person in connection with the failure to make when due any contribution or payment pursuant to or under any Plan and (h) net liabilities of such Person under all Commodity Contracts and Interest Rate Contracts.  For purposes of determining the amount of Indebtedness in a circumstance when the creditor has recourse only to specified assets, the amount shall be the lesser of (i) the amount of such obligation or (ii) the fair market value of such assets.

             "Indemnitees" has the meaning set forth in Section 13.3 hereof.

             "Indemnified Liabilities" has the meaning set forth in Section 13.3.

             "Interest Rate Contracts" means interest rate swap agreements, interest rate cap agreements, interest rate collar agreements, interest rate insurance, and other agreements or arrangements designed to provide protection against fluctuations in interest rates.

             "Investment" means, relative to any Person, (a) any loan or advance made by such Person to any other Person (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business) and (b) any ownership or similar interest held by such Person in any other Person.  The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.

             "L/C Bank" means U.S. Bank.

             "Lenders" means, collectively, each of the financial institutions from time to time listed on Schedule I, L/C Bank and Swingline Lender, and "Lender" means any one of the Lenders.

             "Letter of Credit" means a letter of credit listed on Schedule III or a letter of credit issued by L/C Bank pursuant to Section 3.3 hereof.

             "Letter of Credit Agreement" means L/C Bank's standard letter of credit application and documentation modified to such extent, if any, as L/C Bank deems necessary.

             "Letter of Credit Obligations" means, at any time, all liabilities at such time of Borrowers to L/C Bank with respect to Letters of Credit, whether or not any such liability is contingent.

             "Leverage Ratio" means, as of the end of a fiscal quarter, the ratio of (i) Debt (exclusive of any Contingent Liabilities) as of the end of such quarter to (ii) EBITDA.

             "LIBOR" means, for each Fixed Rate Term, the rate per annum (rounded upward if necessary to the nearest whole 1/100 of 1%) and determined pursuant to the following formula:

LIBOR =	Base LIBOR
100% - LIBOR Reserve Percentage

As used herein, (a) "Base LIBOR" means the rate per annum determined by Administrative Lender to be the offered rate for deposits in U.S. Dollars with a term comparable to such Fixed Rate Term that appears on Dow Jones Markets Service, Page 3750 (or any successor page) as the London interbank offered rate for deposits in U.S. Dollars at approximately 11:00 AM (London time) two Business Days prior to the beginning of such Fixed Rate Term, and (b) "LIBOR Reserve Percentage" means, for any day, the aggregate (without duplication) of the maximum rates (expressed as a decimal) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves under any regulations of the Federal Reserve Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Federal Reserve Board) maintained by a member bank of the Federal Reserve System.

             "LIBOR Loan" means any Loan that bears interest with reference to LIBOR.

             "LIBOR Margin" means the number of basis points determined in accordance with Schedule II.

             "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), security interest, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement or the interest of a lessor under a Capitalized Lease Obligation or any Other Lease.

             "Loan" means an advance made by a Lender to Borrowers pursuant to Section 3.1 or Section 3.2.

             "Loan Documents" means this Agreement, the Notes, each Letter of Credit Agreement and each other agreement, note, notice, document, contract or instrument to which Borrower now or hereafter is a party and that is required by Lender in connection with the Obligations.

             "Material Adverse Effect" means a material adverse effect on (a) the condition (financial or otherwise), business, performance, operations or properties of Borrowers, (b) the ability of Borrowers to perform their obligations under the Loan Documents, or (c) the rights and remedies of any Lender or Administrative Lender under the Loan Documents.

             "Maturity Date" means the earlier of April 30, 2003 or the due date determined pursuant to Section 11.2.

             "Note" means either a master promissory note executed by Borrowers in favor of Administrative Lender for the ratable benefit of Lenders evidencing Revolving Loans or a promissory note executed by Borrowers in favor of Swingline Lender evidencing the Swing Loans, each substantially in the form attached as Exhibit B.

             "Notice of Authorized Representatives" has the meaning set forth in Section 2.2 hereof.

             "Notice of Borrowing" has the meaning set forth in Section 3.1(c) hereof.

             "Notice of Conversion or Continuation" has the meaning set forth in Section 3.5(c) hereof.

             "Obligations" means all of Borrowers' obligations under the Loan Documents, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising.

             "Obligor" means any Borrower or other Person (other than Administrative Lender or any Lender) obligated under, or otherwise a party to, any Loan Document

             "Organic Documents" means, relative to any Obligor, as applicable, its certificate or articles of incorporation, its by-laws, its partnership agreement, its certificate of partnership, certificate of organization, operating agreement and other limited liability company organizational documents and all shareholder agreements, voting trusts and similar arrangements applicable to any of its Stock or Stock Equivalents.

             "Other Lease" means any synthetic lease, tax retention operating lease, financing lease or any other lease having substantially the same economic effect as a conditional sale, title retention agreement or similar arrangement.

             "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Title IV of ERISA.

             "Permit" means any permit, approval, authorization, license, variance or permission required from a Governmental Authority under an applicable Governmental Rule.

             "Permitted Liens" means (a) Liens arising by operation of law for taxes, assessments or governmental charges not yet due; (b) statutory Liens of mechanics, materialmen, shippers, warehousemen, carriers, and other similar persons for services or materials arising in the ordinary course of business for which payment is not more than 30 days past due; (c) nonconsensual Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (d) Liens for taxes or statutory Liens of mechanics, materialmen, shippers, warehousemen, carriers and other similar persons for services or materials that are due but are being contested in good faith and by appropriate and lawful proceedings promptly initiated and diligently conducted and for which reserves have been established to the extent required by GAAP; (e) Liens listed on the Disclosure Letter; (f) Liens granted in the Loan Documents; (g) purchase money Liens upon or in any property of Borrower and used by Borrower in the ordinary course of business and Liens to secure Capitalized Lease Obligations and Other Leases and any related payment and performance obligations if, in each case, the incurrence of such Indebtedness is permitted by Section 9.2; provided, however, that: (A) any such Lien is created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including, without limitation, the cost of construction and the reasonable fees and expenses relating to such Indebtedness) of the property subject thereto, (B) the principal amount of the Indebtedness secured by such Lien does not exceed such cost, and (C) such Lien does not extend to or cover any other property other than such item of property, any improvements on or replacements for such item, and the proceeds from the disposition of such items; (h) zoning restrictions, easements, rights of way, survey exceptions, encroachments, covenants, licenses, reservations, leasehold interests, restrictions on the use of real property or minor irregularities incident thereto which do not in the aggregate materially detract from the value or use of the property or assets of Borrower or impair, in any material manner, the use of such property for the purposes for which such property is held by Borrower; (i) the interests of lessors or lessees of property leased pursuant to leases permitted hereunder; (j) Liens of a depository institution arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of setoff, or similar rights and remedies as to deposit accounts or other funds maintained with such institution, provided that (A) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by Borrower in excess of those set forth by regulations promulgated by any Government Authority, and (B) such deposit account is not intended by Borrower to provide collateral to the depository institution; (k) judgment Liens to the extent the existence of such Liens is not an Event of Default under Section 11.1(g); (l) any of the following arising in the ordinary course of business: deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature; (m) Liens on chassis purchased by Borrower in the ordinary course of business, provided that no such Lien shall encumber any asset reported by Borrower as Eligible Inventory; and (n) Liens not otherwise included in items (a) through (m) that do not secure amounts in excess of $5,000,000 at any time and none of which have priority over the Liens granted by Borrowers to Administrative Lender.

             "Person" means an individual, partnership, corporation (including, without limitation, a business trust), joint stock company, limited liability company, trust, unincorporated association, joint venture or other entity, or a Governmental Authority.

             "Plan" means an employee benefit plan, as defined in Section 3(3) of ERISA, which Borrower maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

             "Prime Rate" means, for any day, an interest rate per annum equal to the rate of interest most recently announced within U.S. Bank at its principal office as its prime rate, with any change in the prime rate to be effective as of the day such change is announced within U.S. Bank and with the understanding that the prime rate is one of U.S. Bank's base rates used to price some loans and may not be the lowest rate at which U.S. Bank makes any loan, and is evidenced by the recording thereof in such internal publication or publications as U.S. Bank may designate.

             "Prime Rate Loan" means any Loan that bears interest at the Prime Rate.

             "Ratable Portion" or "ratably" means, with respect to any Lender, the quotient obtained by dividing (i) the total of such Lender's Revolving Loan Commitment by (ii) the Total Commitments, and at all times when the Total Commitments are zero, means, with respect to any Lender, the quotient obtained by dividing item (i) by item (ii) immediately before the Total Commitments became zero.

             "Records" means all of Borrowers' present and future records and books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files, electronically stored data and other data, together with the tapes, disks, diskettes, drives and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of Borrower with respect to the foregoing maintained with or by any other Person).

             "Release" means, as to any Person, any unpermitted spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Contaminant into the environment, and any "release" as defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. § 9601 et seq.).

             "Remedial Action" means all actions required to clean up, remove, prevent or minimize a Release or threat of Release or to perform pre-remedial studies and investigations and post-remedial monitoring and care.

             "Required Lenders" means any non-defaulting Lender or Lenders having more than two-thirds of the Total Commitments.

             "Repurchase Obligations" all obligations of Parent to its dealers incurred in the ordinary course of Parent's business to repurchase recreational vehicles.

             "Responsible Officer" means any executive officer of Borrower, including, without limitation, president, chief executive officer, chief financial officer, treasurer, controller, general counsel, chief risk management officer, chief environmental officer or any other person performing responsibilities customarily performed by such officers.

             "Revolving Loan" means a Loan made by a Lender to Borrowers pursuant to Section 3.1.

             "Revolving Loan Commitment" means, as to any Lender, the amount set opposite such Lender's name on Schedule I as its "Revolving Loan Commitment," as such amount may be reduced from time to time pursuant to this Agreement or as such amount may be adjusted pursuant to Section 13.5(c).

             "Rights to Payment" means all Accounts, General Intangibles, contract rights, chattel paper, documents, instruments, letters of credit, bankers acceptances and guaranties, and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Accounts and other Collateral, and shall include without limitation, (a) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (b) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (c) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Accounts or other Collateral, including without limitation, returned, repossessed and reclaimed goods, and (d) deposits by and property of account debtors or other persons securing the obligations of account debtors, moneys, securities, credit balances, deposits, deposit accounts and other property of Borrower now or hereafter held or received by or in transit to Administrative Lender, any Lender or any of their affiliates or at any other depository or other institution from or for the account of Borrower, whether for safekeeping, pledge, custody, transmission, collection or otherwise.

             "Stock" means shares of capital stock, membership interests, beneficial or partnership interests, participations or other equivalents (regardless of how designated) of or in a corporation, limited liability company, partnership or other entity, whether voting or nonvoting, and includes, without limitation, common stock and preferred stock.

             "Stock Equivalents" means all securities convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any Stock, whether or not presently convertible, exchangeable or exercisable.

             "Subsidiary" means any Person required by GAAP to be included in the consolidated financial reporting of Borrower.

             "Swing Loan" means a Loan made by the Swingline Lender to Borrowers pursuant to Section 3.2.

             "Swing Loan Available Credit" means, at any time, the amount by which the outstanding balance of the Swing Loans is less than the lesser of (i) while US Bank is the sole Lender, $50,000,000 and thereafter, $5,000,000 or (ii) the Available Credit.

             "Swingline Lender" means U.S. Bank.

             "Tangible Net Worth" means the total of Parent's shareholders' equity, plus Debt subordinated in writing to the Obligations on terms acceptable to Administrative Lender in favor of the prior payment in full in cash of the Obligations, less consolidated intangible assets.

             "Total Commitments" means the total of all Revolving Loan Commitments.

             "Tranche" means a collective reference to all LIBOR Loans having a Fixed Rate Term ending on the same day.

1.2        ACCOUNTING AND FINANCIAL DETERMINATIONS

             Any accounting term used in this Agreement that is not specifically defined herein shall have the meaning customarily given to it under GAAP, and all accounting determinations and computations under any Loan Document shall be made, and all financial statements required to be delivered under any Loan Document shall be prepared, in accordance with GAAP applied in the preparation of the financial statements referred to in Section 6.5.

1.3        HEADINGS

             Headings in this Agreement and each of the other Loan Documents are for convenience of reference only and are not part of the substance hereof or thereof.

1.4        ADDITIONAL DEFINITION PROVISIONS

             Whenever the terms "herein," "hereof," "hereto," "hereunder," "therein," "thereof," "thereto," "thereunder," and similar terms contained in this Agreement or any Loan Document refer to this Agreement or other Loan Document, such terms refer to the whole of this Agreement or other Loan Document and not to any particular section, paragraph or provision.  All other terms contained in this Agreement that are not defined herein shall, unless the context indicates otherwise, have the meanings provided in the Code to the extent such terms are defined therein.

ARTICLE II.    APPOINTMENT OF BORROWERS' AGENT; JOINT AND SEVERAL LIABILITY

2.1        APPOINTMENT OF AGENT

             In order to facilitate and insure prompt and accurate communication among Borrowers and Lenders and to insure the efficient and effective distribution of proceeds of the Loans, each Borrower hereby appoints Parent as its agent to perform the functions of Borrowers' Agent under the Loan Documents, to take such actions and make such elections on such Borrower's behalf as are delegated to the Borrowers' Agent in the Loan Documents and for the following purposes: (i) communicating to and receiving communications from Administrative Lender and Lenders; (ii) receiving all proceeds of the Loans and making all decisions regarding the distribution of such proceeds among the Borrowers as Borrowers' Agent, in the sole exercise of its discretion, deems fair and appropriate; and (iii) making all decisions and elections with respect to requests for advances of credit, issuance of Letters of Credit and election of interest options.

2.2        AUTHORIZED REPRESENTATIVES

             On the Closing Date, and from time to time subsequent thereto at Borrowers' Agent's option, Borrowers' Agent shall deliver to Administrative Lender a written notice in the form of Exhibit C attached hereto, which designates by name one or more Authorized Representatives and includes each of their respective specimen signatures (each, a "Notice of Authorized Representatives").  Administrative Lender shall be entitled to rely conclusively on the authority of each person designated as an Authorized Representative in the most current Notice of Authorized Representatives delivered by Borrowers' Agent to Administrative Lender, to request borrowings, to select interest rate options hereunder, and to give to Administrative Lender such other notices as are specified herein as being made through an Authorized Representative, until such time as Borrowers' Agent has delivered to Administrative Lender, and Administrative Lender has actual receipt of, a new written Notice of Authorized Representatives.  Administrative Lender shall have no duty or obligation to Borrowers to verify the authenticity of any signature appearing on any Notice of Borrowing, Notice of Conversion or Continuation or any other notice from an Authorized Representative or to verify the authenticity of any person purporting to be an Authorized Representative giving any telephonic notice permitted hereby.

2.3        JOINT AND SEVERAL LIABILITY; RIGHTS OF CONTRIBUTION

             (a)         Each Borrower states and acknowledges that:  (i) pursuant to this Agreement, Borrowers desire to utilize their borrowing potential on a consolidated basis to the same extent possible if they were merged into a single corporate entity; (ii) it has determined that it will benefit specifically and materially from the advances of credit contemplated by this Agreement; (iii) it is both a condition precedent to the obligations of Lenders hereunder and a desire of Borrowers that each Borrower execute and deliver to Lenders this Agreement; and (iv) Borrowers have requested and bargained for the structure and terms of the credit contemplated by this Agreement.

             (b)        Each Borrower hereby irrevocably and unconditionally:  (i) agrees that it is jointly and severally liable to Lenders for the full and prompt payment of the Obligations and the performance by each Borrower of its obligations hereunder in accordance with the terms of the Loan Documents; (ii) agrees to fully and promptly perform all of its obligations under the Loan Documents with respect to each advance of credit hereunder as if such advance had been made directly to it; and (iii) agrees as a primary obligation to indemnify Lenders on demand for and against any loss incurred by Lenders (other than a loss arising any Lender's willful misconduct or gross negligence) as a result of any of the obligations of any one or more of Borrowers under the Loan Documents being or becoming void, voidable, unenforceable or ineffective for any reason whatsoever, whether or not known to Lenders or any other Person, the amount of such loss being the amount which Lenders would otherwise have been entitled to recover from any one or more of Borrowers.  Each Borrower hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with each other Borrower with respect to the payment and performance of all of the Obligations.  If and to the extent that any Borrower fails to make any payment with respect to the Obligations as and when due or to perform any of its obligations in accordance with the terms of the Loan Documents, then in each such event the other Borrowers will make such payment with respect to, or perform, such obligations.

             (c)         The joint and several liability of each Borrower for the Obligations shall be absolute and unconditional irrespective of and shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Obligations.  Without limiting the generality of the foregoing, the obligations of each Borrower shall not be discharged or impaired or otherwise affected by:

             (i)          any change in the manner, place or terms of payment or performance and/or any change or extension of the time of payment or performance of, renewal or alteration of, any Obligation, any security therefor, or any liability incurred directly or indirectly in respect thereof, or any rescission of, or amendment, waiver or other modification of, or any consent to departure from any Loan Document, including any increase in the Obligations resulting from the extension of additional credit to any Borrower;

             (ii)         any sale, exchange, release, surrender, realization upon any property at any time pledged or mortgaged to secure any of the Obligations, and/or any offset against, or failure to perfect, or continue the perfection of, any lien in any such property, or delay in the perfection of any such lien, or any amendment or waiver of or consent to departure from any other guaranty for any of the Obligations;

             (iii)        the failure of Lenders to assert any claim or demand or to enforce any right or remedy against any Borrower or other Person under the provisions of any Loan Document;

             (iv)       any settlement or compromise of any Obligation, any security therefor or any liability incurred directly or indirectly in respect thereof, and any subordination of the payment of any part thereof to the payment of any obligation (whether due or not) of any other Borrower to creditors of such other Borrower other than any other Borrower;

             (v)        any manner of application of any collateral for the Obligations or proceeds thereof, to any of the Obligations, or any manner of sale or other disposition of any such collateral for all or any of the Obligations or any other assets of any Borrower;

             (vi)       any change, restructuring or termination of the existence of any Borrower; or

             (vii)      any other agreement or circumstance of any nature whatsoever that might in any manner or to any extent vary the risk of any Borrower, or that might otherwise at law or in equity constitute a defense available to, or a discharge of, the obligations of any Borrower, or a defense to, or discharge of, any Borrower or other Person relating to any of the Obligations.

             (d)        The joint and several liability of Borrowers shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of any Borrower.

             (e)         It is the intent of each Borrower that the indebtedness, obligations and liability hereunder of no one of them be subject to challenge on any basis.  Accordingly, as of the date hereof, the liability of each Borrower under the Loan Documents, together with all of its other liabilities to all Persons as of the date hereof and as of any other date on which a transfer is deemed to occur by virtue of this Agreement, calculated in an amount sufficient to pay its probable net liabilities (including contingent liabilities) as the same become absolute and matured ("Dated Liabilities") is, and is to be, less than the amount of the aggregate of a fair valuation of its property as of such corresponding date ("Dated Assets").  To this end each Borrower hereby (i) grants to and recognizes in each other Borrower, ratably, rights of subrogation and contribution in the amount, if any, by which the Dated Assets of such Borrower, but for the aggregate of subrogation and contribution in its favor recognized herein, would exceed the Dated Liabilities of such Borrower or, as the case may be (ii) acknowledges receipt of and recognizes its right to subrogation and contribution ratably from each of the other Borrowers in the amount, if any, by which the Dated Liabilities of such Borrower, but for the aggregate of subrogation and contribution in its favor recognized herein, would exceed the Dated Assets of such Borrower.  In recognizing the value of the Dated Assets and the Dated Liabilities, it is understood that Borrowers will recognize, to at least the same extent of their aggregate recognition of liabilities hereunder, their rights to subrogation and contribution hereunder.  It is a material objective of this Section that each Borrower recognizes rights to subrogation and contribution rather than be deemed to be insolvent (or in contemplation thereof) by reason of its joint and several obligations hereunder.

ARTICLE III.   THE CREDITS

3.1        REVOLVING LOANS

             (a)         On the terms and subject to the conditions contained in this Agreement, each Lender severally agrees to make loans (each a "Revolving Loan") to Borrowers from time to time until the Maturity Date in an aggregate amount not to exceed at any time outstanding such Lender's Revolving Loan Commitment; provided, however, that at no time shall any Lender be obligated to make a Revolving Loan in excess of such Lender's Ratable Portion of the Available Credit.  Borrowers may from time to time borrow, partially or wholly repay its outstanding borrowings, and reborrow, subject to all the limitations, terms and conditions contained herein.  The Revolving Loans shall be evidenced by a Note.

             (b)        If at any time the Available Credit is negative, Borrowers, without demand or notice, shall immediately repay that portion of the Revolving Loans necessary to cause the Available Credit to be zero.  Borrowers shall repay the outstanding principal balance of the Revolving Loans, together with all accrued and unpaid interest and related fees on the Maturity Date.

             (c)         Borrowers' Agent, through an Authorized Representative, shall request each advance of a Revolving Loan by giving Administrative Lender irrevocable written notice or telephonic notice (confirmed promptly by fax or email), in the form of Exhibit D attached hereto (each, a "Notice of Borrowing"), which specifies, among other things:

             (i)          the aggregate principal amount of the requested advances (which amount must be a minimum of $1,000,000 and in integral multiples of $100,000 if a LIBOR Loan);

             (ii)         the proposed date of borrowing, which shall be a Business Day;

             (iii)        whether such advance is to be a Prime Rate Loan or a LIBOR Loan; and

             (iv)       if such advance is to be a LIBOR Loan, the length of the Fixed Rate Term applicable thereto.

Each such Notice of Borrowing must be received by Administrative Lender not later than 9:00 AM (Portland time) (x) at least one Business Day prior to the date of borrowing if a Prime Rate Loan or (y) at least three Business Days prior to the date of borrowing if a LIBOR Loan.  Administrative Lender shall promptly notify each Lender of the contents of each Notice of Borrowing and of the amount of the advance to be made by such Lender no later than 1:00 PM (Portland time) on the Business Day of receipt for Prime Rate Loans and 1:00 PM (Portland time) the Business Day after receipt with respect to LIBOR Loans.

             (d)        From time to time on any Business Day, Borrowers may make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Revolving Loan(s); provided, however, that each voluntary partial prepayment of LIBOR Loan(s) must be in a minimum of $1,000,000 and in integral multiples of $100,000; provided, further, that any prepayment of a LIBOR Loan shall be subject to the provisions of Section 3.11 hereof.

3.2        SWING LOANS

             (a)         In lieu of making Revolving Loans, the Swingline Lender, in its sole discretion, on the terms and subject to the conditions contained in this Agreement, may make loans (each a "Swing Loan") to Borrowers from time to time until the Maturity Date as provided herein in an aggregate amount not to exceed at any time outstanding the Swing Loan Available Credit.  Each Swing Loan shall be made and prepaid upon such notice as the Swingline Lender and Borrowers' Agent shall agree, except that Swing Loans may be made automatically (A) pursuant to certain cash management arrangements made from time to time by Borrowers with Administrative Lender and/or (B) for the purposes described in item (c) below.  All Swing Loans shall be Prime Rate Loans and shall be evidenced by a Note payable to the order of the Swingline Lender.  Borrower shall repay the outstanding principal balance of the Swing Loans, together with all accrued and unpaid interest and related fees on the Maturity Date.

             (b)        If at any time after US Bank is not the sole Lender the aggregate outstanding balance of the Swing Loans exceeds $4,000,000 for ten consecutive Business Days or at any time upon the request of the Swingline Lender to Administrative Lender that some or all of the Swing Loans be converted to Revolving Loans, then, on the next Business Day, Administrative Lender shall notify each Lender of the principal amount of Swing Loans outstanding as of 9:00 AM (Portland time) on such Business Day (or of the principal amount of the Swing Loans which Swingline Lender desires to be converted) and each Lender's Ratable Portion thereof.  Each Lender shall, before 9:00 AM (Portland time) on the next Business Day, make available to Administrative Lender, in immediately available funds, the amount of its Ratable Portion of such principal amount of such Swing Loans.  Upon such payment by a Lender, such Lender shall be deemed to have made a Revolving Loan as a Prime Rate Loan to Borrowers, notwithstanding any failure by Borrowers to satisfy the conditions contained in Section 7.2 (without regard to the minimum amount of Prime Rate Loans).  Administrative Lender shall use such funds to repay the principal amount of Swing Loans to the Swingline Lender.  All interest due on the Swing Loans shall be payable to the Swingline Lender.  With respect to the Swing Loans, after receipt of payment of principal or interest thereon, Administrative Lender will promptly distribute the same to the Swingline Lender at its Applicable Lending Office.

             (c)         Lenders and Borrowers agree that Swing Loans may be made to allow Administrative Lender to pay each Lender its share of fees, interest and other amounts due hereunder to the extent such fees, interest and other amounts are then due and payable.

3.3        LETTER OF CREDIT FACILITY

             (a)         On the terms and subject to the conditions contained in this Agreement, L/C Bank agrees promptly to issue one or more Letters of Credit at the request of Borrowers' Agent for the account of Borrowers from time to time until ten days before the Maturity Date; provided, however, that L/C Bank shall not issue any Letter of Credit if:

             (i)          any order, judgment or decree of any Governmental Authority or arbitrator of which L/C Bank is aware shall purport by its terms to enjoin or restrain L/C Bank from issuing such Letter of Credit or any Governmental Rule applicable to L/C Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over L/C Bank shall prohibit, or request that L/C Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon L/C Bank with respect to such Letter of Credit any restriction or reserve or capital requirement (for which L/C Bank is not otherwise compensated) not in effect on the date hereof or result in any loss, cost or expense which (A) was not applicable, in effect or known to L/C Bank on the Closing Date and which L/C Bank in Good Faith deems material to it, and (B) the reimbursement of which is not provided for hereunder;

             (ii)         L/C Bank shall have received written notice from Administrative Lender or Borrowers' Agent, on or before the Business Day prior to the requested date of issuance of such Letter of Credit, that one or more of the applicable conditions contained in Article VII is not then satisfied;

             (iii)        after giving effect to the issuance of such Letter of Credit, the Letter of Credit Obligations exceed $5,000,000;

             (iv)       the amount of the Letter of Credit requested exceeds the Available Credit; or

             (v)        fees due in connection with a requested issuance have not been paid.

None of the Lenders (other than the Lender that is L/C Bank) shall have any obligation to issue any Letters of Credit.

             (b)        In no event shall the expiry date of any Letter of Credit be more than one year for a standby Letter of Credit or fall after ten days before the Maturity Date.

             (c)         Prior to the issuance of each Letter of Credit, Borrowers' Agent shall have delivered to L/C Bank, if requested by L/C Bank, a Letter of Credit Agreement, signed by Borrowers, and such other documents or items as L/C Bank may require pursuant to the terms thereof.

             (d)        In connection with the issuance of each Letter of Credit, Borrowers' Agent shall give L/C Bank and Administrative Lender at least three Business Days prior written notice of the requested issuance of such Letter of Credit.  Such notice shall be irrevocable and binding on Borrowers and shall specify (i) whether the Letter of Credit is to be a standby or commercial (documentary) Letter of Credit, (ii) the stated amount of the Letter of Credit requested, (iii) the date of issuance of such requested Letter of Credit (which day shall be a Business Day), (iv) the date on which such Letter of Credit is to expire (which date shall be a Business Day), (v) the Person for whose benefit the requested Letter of Credit is to be issued, and (vi) such other terms and conditions of the proposed Letter of Credit as are requested by Borrowers' Agent and acceptable to L/C Bank.  Such notice, to be effective, must be received by L/C Bank and Administrative Lender not later than 10:00 AM (Portland time) on the last Business Day on which notice can be given under the immediately preceding sentence.

             (e)         Subject to the terms and conditions of this Section 3.3 and provided that the applicable conditions set forth in Article VII have been satisfied, L/C Bank shall, on the requested date, issue a Letter of Credit on behalf of Borrowers in accordance with the applicable request and L/C Bank's usual and customary business practices and in a final form reasonably satisfactory to Borrowers' Agent.

             (f)         Immediately upon L/C Bank's issuance of a Letter of Credit, L/C Bank shall be deemed to have sold and transferred to each Lender, and each Lender shall be deemed irrevocably and unconditionally to have purchased and received from L/C Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's Ratable Portion, in such Letter of Credit and the obligations of Borrowers with respect thereto (including, without limitation, all Letter of Credit Obligations with respect thereto) and any security therefor and guaranty pertaining thereto and each Lender's Revolving Loan Commitment shall be deemed used to the extent of such Lender's Ratable Portion of such Letter of Credit Obligations.

             (g)        In determining whether to pay under any Letter of Credit, L/C Bank shall not have any obligation relative to Lenders other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit.  Any action taken or omitted to be taken by L/C Bank under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not put L/C Bank under any resulting liability to any other Lender.

             (h)        If L/C Bank makes any payment under any Letter of Credit, L/C Bank shall promptly notify Administrative Lender, who shall promptly notify each Lender, and each Lender shall promptly and unconditionally pay to Administrative Lender for the account of L/C Bank the amount of such Lender's Ratable Portion of such payment in same day funds (and upon receipt, Administrative Lender shall promptly pay the same to L/C Bank), which payment shall be deemed to be and shall constitute a Revolving Loan that is a Prime Rate Loan made by such Lender to Borrowers; provided, however, that if the Swingline Lender so elects, and if a Swing Loan can be made in such amount, Administrative Lender shall promptly notify the Swingline Lender of such payment by L/C Bank, and the Swingline Lender shall, and Borrowers hereby authorize the Swingline Lender to, pay to Administrative Lender for the account of L/C Bank the amount of such payment in same day funds, which payment shall be deemed to be and shall constitute a Swing Loan made by the Swingline Lender to Borrowers.  The Revolving Loans shall be made, or the Swing Loan may be made, as contemplated in the preceding sentence notwithstanding Borrowers' failure to satisfy the conditions set forth in Section 7.2.  If Administrative Lender so notifies such Lender prior to 10:00 AM (Portland time) on any Business Day, such Lender shall make available to Administrative Lender for the account of L/C Bank its Ratable Portion of the amount of such payment by 1:00 PM (Portland time) on such Business Day in same day funds.  If and to the extent such Lender does not make its Ratable Portion available to Administrative Lender for the account of L/C Bank, such Lender agrees to repay to Administrative Lender for the account of L/C Bank on demand such amount together with interest thereon at the Federal Funds Rate for each day from such date until the date paid.  The failure of any Lender to make available to Administrative Lender for the account of L/C Bank its Ratable Portion of any such payment shall not relieve any other Lender of its obligations hereunder.

             (i)          The obligations of Lenders to make payments to Administrative Lender for the account of L/C Bank with respect to Letters of Credit shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances (except as expressly provided in Section 3.4(g)), including, without limitation, any of the following circumstances:

             (i)          any lack of validity or enforceability of any of the other Loan Documents;

             (ii)         the existence of any claim, setoff, defense or other right which Borrowers may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), Administrative Lender, any Lender or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including, without limitation, any underlying transaction between Borrower and the beneficiary named in any Letter of Credit);

             (iii)        any draft, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or

             (iv)       the occurrence of any Default.

3.4        INTEREST/FEES

             (a)         Interest.  The outstanding principal balance of each Loan shall bear interest at the Applicable Rate.  The foregoing notwithstanding, the rate of interest applicable at all times during the continuation of an Event of Default shall be a fluctuating rate per annum equal to the Prime Rate in effect from time to time, plus 200 basis points.  All fees, expenses and other amounts not paid when due shall bear interest (from the date due until paid) at the rate set forth in the preceding sentence.

             (b)        Letter of Credit Fees.  With respect to each Letter of Credit, upon the issuance, renewal and/or amendment thereof, Borrowers shall pay to Administrative Lender, for the ratable benefit of Lenders, the following fees, each of which shall be nonrefundable even if any Letter of Credit is terminated or canceled before its stated expiration date:

             (i)          with respect to each Letter of Credit that is a standby letter of credit, a fee equal to the face amount thereof (or, with respect to an amendment increasing the face amount, the increase in the face amount only) multiplied by a rate per annum equal to the then applicable LIBOR Margin for a period equal to the term of such Letter of Credit (or, with respect to an amendment increasing the term, the increase in the term only); and

             (ii)         with respect to each Letter of Credit that is a commercial (documentary) Letter of Credit, a fee equal to the greater of $350 or a percentage of the face amount thereof equal to the then applicable LIBOR Margin for the period it is outstanding.

In addition, upon the occurrence of any other activity with respect to any Letter of Credit, Borrowers shall pay to L/C Bank a fee determined in accordance with L/C Bank's standard fees and charges then in effect for such activity.

             (c)         Administrative Lender's Fees.  Borrowers shall pay to Administrative Lender, for Administrative Lender's own account, the fees set forth in that certain fee letter from U.S. Bank to Borrowers' Agent dated January 12, 2001.

             (d)        Unused Line Fee.  Borrowers shall pay to Administrative Lender, for the ratable benefit of Lenders, an unused line fee equal to (i) the amount by which the Revolving Loan Commitments are greater than the average daily outstanding balance of the Revolving Loans plus the face amount of outstanding Letters of Credit multiplied by (ii) a per annum rate equal to the Fee Percentage.  Borrowers shall pay the unused line fee in arrears on the last day of each calendar quarter beginning March 31, 2001 and on the Maturity Date.

             (e)         Computation and Payment.  All interest and per annum fees shall be computed on the basis of a 360-day year, actual days elapsed, except interest on Prime Rate Loans shall be computed on the basis of a 365/366-day year, actual days elapsed.  Interest on Prime Rate Loans shall be payable monthly, in arrears, on the first day of each month and on the Maturity Date.  Interest on LIBOR Loans shall be paid on the last day of each Fixed Rate Term, at the end of the third month with respect to each Fixed Rate Term of six months and on the Maturity Date.

3.5        INTEREST OPTIONS

             (a)         Election.  Subject to the requirement that each LIBOR Loan be in a minimum amount of $1,000,000 and in integral multiples of $100,000 and the limitation in Section 3.5(b) regarding the number of Tranches outstanding at any time, (i) except as otherwise provided herein, at any time when a Default is not continuing Borrowers' Agent may convert all or any portion of a Prime Rate Loan to a LIBOR Loan for a Fixed Rate Term designated by Borrowers' Agent, and (ii) at any time Borrowers' Agent may convert all or a portion of a LIBOR Loan at the end of the Fixed Rate Term applicable thereto to a Prime Rate Loan or, if no Default is continuing, to a LIBOR Loan for a new Fixed Rate Term designated by Borrowers' Agent.  If Borrowers' Agent has not made the required interest rate conversion or continuation election prior to the last day of any Fixed Rate Term, Borrowers shall be deemed to have elected to convert such LIBOR Loan to a Prime Rate Loan.

             (b)        Maximum Number of Tranches.  At no time shall there be more than five Tranches outstanding at any time.

             (c)         Notice to Administrative Lender.  Borrowers' Agent shall request each interest rate conversion or continuation by giving Administrative Lender irrevocable written notice or telephonic notice (confirmed promptly in writing), in the form of Exhibit E attached hereto (a "Notice of Conversion or Continuation"), that specifies, among other things:  (i) the Loan to which such Notice of Conversion or Continuation applies; (ii) the principal amount that is the subject of such conversion or continuation; (iii) the proposed date of such conversion or continuation, which shall be a Business Day; and (iv) if such Notice pertains to a LIBOR Loan, the length of the applicable Fixed Rate Term.  Any such Notice of Conversion or Continuation must be received by Administrative Lender not later than 9:00 AM (Portland time) (i) at least one Business Day prior to the effective date of any Prime Rate interest selection, and (ii) at least three Business Days prior to the effective date of any LIBOR interest selection.  Administrative Lender shall promptly notify each Lender of the contents of each such Notice of Conversion or Continuation, or if timely notice is not received from Borrowers' Agent prior to the last day of any Fixed Rate Term, of the automatic conversion of such LIBOR Loan to a Prime Rate Loan.

3.6        OTHER PAYMENT TERMS

             (a)         Automatic Debit.  Administrative Lender may, and Borrowers hereby authorize Administrative Lender to, debit any deposit account of Borrower with Administrative Lender for all payments of principal, interest, fees and other amounts due under the Loan Documents as they become due, provided that Administrative Lender shall first debit Borrowers' Agent's account no. 1-536-9121-3752 with Administrative Lender, before debiting any other account.

             (b)        Place and Manner.  Borrowers shall make all payments due to each Lender under the Loan Documents by payment to Administrative Lender at Administrative Lender's Office, for the account of such Lender, in lawful money of the United States and in same day or immediately available funds not later than 11:00 AM (Portland time) on the date due.  Administrative Lender shall promptly disburse to each Lender at such Lender's Applicable Lending Office each such payment received by Administrative Lender for such Lender no later than 2:00 PM (Portland time) on the Business Day received if received before 11:00 AM (Portland time), or if received later, by 2:00 PM (Portland time) on the next Business Day.

             (c)         Date.  Whenever any payment due hereunder shall fall due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees, as the case may be.

             (d)        Application of Payments.  All payments under the Loan Documents (including prepayments) shall be applied first to unpaid fees, costs and expenses then due and payable under the Loan Documents, second to accrued interest then due and payable under the Loan Documents (applied first to interest due and payable on the Swing Loans and then to the other Loans), third to the outstanding principal of the Swing Loans and finally to reduce the principal amount of the other outstanding Loans.

             (e)         Failure to Pay Administrative Lender.  Unless Administrative Lender shall have received notice from Borrowers' Agent at least one Business Day prior to the date on which any payment is due to Lenders hereunder that Borrowers will not make such payment in full, Administrative Lender may assume that Borrowers have made such payment in full to Administrative Lender on such date and Administrative Lender may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender.  If and to the extent Borrowers shall not have made such payment in full to Administrative Lender, such Lender shall repay to Administrative Lender on demand the amount distributed to such Lender together with interest thereon at the Federal Funds Rate for each day from the date distributed until the date repaid.  A certificate of Administrative Lender submitted to any Lender with respect to any amounts owing by such Lender under this Section shall be presumptive evidence of such amounts.

3.7        FUNDING

             (a)         Lender Funding and Disbursement.  Each Lender shall, by 11:00 AM (Portland time) on the date of each borrowing under Section 3.1 or Section 3.3, make available to Administrative Lender at Administrative Lender's Office, in same day or immediately available funds, such Lender's Ratable Portion thereof.  After Administrative Lender's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article VII hereof, Administrative Lender will promptly disburse such funds in same day or immediately available funds to Borrowers.  Unless otherwise directed by Borrowers' Agent in writing, Administrative Lender shall disburse the proceeds of each borrowing to Parent by deposit to any demand deposit account maintained by Parent with Administrative Lender designated by Borrowers' Agent in a notice to Administrative Lender.

             (b)        Lender Failure to Fund.  Unless Administrative Lender receives notice from a Lender on or before the date of any borrowing hereunder that such Lender will not make available to Administrative Lender such Lender's Ratable Portion thereof, Administrative Lender may assume that such Lender has made such portion available to Administrative Lender on the date of such borrowing in accordance with Section 3.7(a) hereof, and Administrative Lender may, in reliance upon such assumption, make available to Borrowers (or otherwise disburse) on such date a corresponding amount.  If any Lender does not make the amount of its Ratable Portion of any borrowing available to Administrative Lender on the date of such borrowing, such Lender shall pay to Administrative Lender, on demand, interest which shall accrue on such amount until made available to Administrative Lender at a rate equal to the daily Federal Funds Rate.  A certificate of Administrative Lender submitted to any Lender with respect to any amounts owing under this Section shall be presumptive evidence of such amounts.  If any Lender's Ratable Portion of any borrowing is not in fact made available to Administrative Lender by such Lender within three Business Days after the date of such borrowing, Borrowers shall pay to Administrative Lender, on demand, an amount equal to such Ratable Portion together with interest thereon, for each day from the date such amount was made available to Borrowers until the date such amount is repaid to Administrative Lender, at the rate of interest then applicable thereto.

             (c)         Lenders' Obligations Several.  The obligation of each Lender hereunder is several.  The failure of any Lender to make available its Ratable Portion of any borrowing shall not relieve any other Lender of its obligation hereunder to do so on the date requested, but no Lender shall be responsible for the failure of any other Lender to make available the Ratable Portion to be funded by such other Lender.

3.8        PRO RATA TREATMENT

             (a)         Borrowings.  Each Loan, except a Swing Loan, shall be made or shared among Lenders ratably.

             (b)        Sharing of Payments, Etc.  Except as otherwise provided herein, each payment of principal, interest or fees shall be made or shared among Lenders ratably.  If any Lender obtains any payment (whether voluntary, involuntary, through the exercise of any right of setoff or otherwise) on account of a Loan in excess of its Ratable Portion of payments on the Loans obtained by all Lenders, such Lender ("Purchasing Lender") shall forthwith purchase from the other Lenders sufficient participations to cause the Purchasing Lender's interest in the Loans to be in the same proportionate relationship with all Loans as before such payment was received; provided, however, that if all or any portion of such excess payment is thereafter recovered from the Purchasing Lender, the purchased participation shall be rescinded and each other Lender shall repay to the Purchasing Lender (i) the purchase price to the extent of such recovery together with (ii) an amount equal to such other Lender's ratable share (according to the proportion of (A) the amount of such other Lender's required repayment to (B) the total amount so recovered from the Purchasing Lender) of any interest or other amount paid or payable by the Purchasing Lender in respect of the total amount so recovered.  Borrowers agree that any Purchasing Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if the Purchasing Lender were the direct creditor of Borrowers in the amount of such participation.

3.9        CHANGE OF CIRCUMSTANCES

             (a)         Inability to Determine Rate.  If Administrative Lender at any time determines that adequate and reasonable means do not exist for ascertaining LIBOR, or the Required Lenders determine at any time that LIBOR does not accurately reflect the cost to Lenders of making or maintaining LIBOR interest rates hereunder, then Administrative Lender shall give telephonic notice (promptly confirmed in writing) to Borrowers' Agent and each Lender of such determination.  If such notice is given and until such notice has been withdrawn in writing by Administrative Lender, no LIBOR interest option may be selected by Borrowers' Agent and each LIBOR Loan, subsequent to the end of the Fixed Rate Term applicable thereto, shall become a Prime Rate Loan.

             (b)        Illegality:  Termination of Commitment.  Notwithstanding any other provisions herein, if any Change of Law shall make it unlawful for any Lender (i) to make a LIBOR interest rate available, or (ii) to maintain LIBOR interest rates hereunder, then, in the former event, any obligation of such Lender to make available such unlawful LIBOR interest rate shall be suspended until such time as it is once again lawful to make such rate available, and in the latter event, any such unlawful LIBOR interest rate then outstanding shall be converted so that interest is determined in relation to the Prime Rate pursuant to the terms of this Agreement; provided, however, if any such Change in Law shall permit a LIBOR interest rate until the expiration of the Fixed Rate Term relating thereto, then such permitted LIBOR interest rate shall continue as such until the end of such Fixed Rate Term.  If as a result of this Section a LIBOR interest rate is converted to a lower interest rate, Borrowers shall pay to each Lender immediately upon demand such amount or amounts as may be necessary to compensate such Lender for any loss in connection therewith.

             (c)         Charges:  Illegality.  Upon the occurrence of any event described in Section 3.9(b) hereof, Borrowers shall pay to each Lender, on demand, such amount or amounts as may be necessary to compensate such Lender for any fines, fees, charges, penalties or other amounts payable by such Lender as a result thereof and that are attributable to LIBOR interest rates made available to Borrowers hereunder.  In determining which amounts payable by any Lender and/or losses incurred by any Lender are attributable to LIBOR interest rates made available to Borrowers hereunder, any reasonable allocation made by any Lender among its operations shall, in the absence of manifest error, be conclusive and binding upon Borrowers.

             (d)        Increased LIBOR Loan Costs, etc.  Borrowers shall reimburse each Lender for any increase in the cost to such Lender of, or any reduction in the amount of any sum receivable by such Lender in respect of, making, continuing or maintaining (or of its obligation to make, continue or maintain) any Loans as, or of converting (or of its obligation to convert) any Loans into, LIBOR Loans which results from any Change of Law announced after the Closing Date.  Such Lender shall promptly notify Administrative Lender and Borrowers' Agent in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor, that substantially all similarly situated borrowers are being treated similarly and the calculation of the additional amount required fully to compensate such Lender for such increased cost or reduced amount.  Such additional amounts shall be payable by Borrowers directly to such Lender within five days of Borrowers' Agent's receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on Borrowers.

             (e)         Capital Requirements.  If any Lender determines that any Change of Law regarding capital adequacy which is announced after the Closing Date has or shall have the effect of reducing the rate of return on the capital of such Lender (or any entity controlling such Lender) as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such entity would have achieved but for such Change of Law (taking into consideration such Lender's or such entity's policies with respect to capital adequacy), by an amount deemed by such Lender to be material, then from time to time, within fifteen days after demand by such Lender (with a copy to Administrative Lender) to Borrowers' Agent, Borrowers shall pay to such Lender or such entity such additional amounts as shall compensate such Lender or such entity for such reduction.  Any request by a Lender under this Section shall set forth in reasonable detail the basis of the calculation of such additional amounts, shall state that substantially all similarly situated borrowers are being treated similarly and shall, in the absence of manifest error, be conclusive and binding on Borrowers for all purposes.

3.10     TAXES ON PAYMENTS

             (a)         Payments Free of Taxes.  All payments made by Borrowers under the Loan Documents shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority (except taxes based on overall net income imposed on Administrative Lender or any Lender) (with all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter referred to herein as "Taxes").  Except to the extent that withholding results from a failure of a  Lender to comply with Section 3.10(b), if any Taxes are required to be withheld from any amounts payable to Administrative Lender or any Lender under the Loan Documents, the amounts so payable to Administrative Lender or such Lender shall be increased to the extent necessary to yield to Administrative Lender or such Lender (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in the Loan Documents.  Whenever any Taxes are payable by Borrowers, as promptly as possible thereafter, Borrowers' Agent shall send to Administrative Lender for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by Borrowers showing payment thereof.  If Borrowers fail to pay any Taxes when due to the appropriate taxing authority or Borrowers' Agent fails to remit to Administrative Lender the required receipts or other required documentary evidence, Borrowers shall indemnify Administrative Lender and Lenders for any incremental taxes, interest or penalties that may become payable by Administrative Lender or any Lender as a result of any such failure.  This Section shall survive the payment in full and performance of all of Borrowers' other Obligations.

             (b)        Withholding Exemption Certificates.  Each Lender agrees that it will deliver to Borrowers' Agent and Administrative Lender, upon the reasonable request of Borrowers' Agent or Administrative Lender, either (i) a statement that it is incorporated under the laws of the United States of America or a state thereof, or (ii) if it is not so incorporated, two duly completed copies of the applicable United States Internal Revenue Service form(s) certifying that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes.

3.11     FUNDING LOSS INDEMNIFICATION

             Borrowers will indemnify Lenders upon demand against any loss or expense which Lenders may sustain or incur as a consequence of (a) any payment of any portion of the principal of a LIBOR Loan before the last day of the Fixed Rate Term applicable thereto (whether through voluntary prepayment, acceleration or otherwise), or (b)  any failure to borrow the full amount of a requested LIBOR Loan set forth in any Notice of Borrowing or to convert or continue at the LIBOR interest option any portion of a Loan in accordance with a Notice of Conversion or Continuation (in either event, whether as a result of the failure to satisfy any applicable conditions or otherwise).  The determination by Administrative Lender of the amount payable under this Section shall, in the absence of manifest error, be conclusive and binding on Borrowers for all purposes.  In determining such amount, Administrative Lender may use any reasonable averaging and attribution methods and each Lender shall be deemed to have actually funded and maintained all LIBOR Loans during the applicable Fixed Rate Term through the purchase of deposits having a term corresponding to such Fixed Rate Term and bearing interest at a rate equal to LIBOR for such Fixed Rate Term.  This Section shall survive the payment in full and performance of all of Borrowers' other Obligations.

ARTICLE IV.  ADMINISTRATION

4.1        STATEMENTS

             From time to time, Administrative Lender may render to Borrowers' Agent a statement setting forth the balance in the loan account(s) maintained by Administrative Lender for Borrowers pursuant to this Agreement, including principal, interest, fees, costs and expenses.  Each such statement shall be subject to subsequent adjustment by Administrative Lender but shall, absent manifest errors or omissions, be considered correct and deemed accepted by Borrowers and conclusively binding upon Borrowers as an account stated except to the extent that Administrative Lender receives notice from Borrowers' Agent of any specific exceptions thereto within thirty days after the date such statement has been mailed by Administrative Lender.  Until such time as Administrative Lender shall have rendered to Borrowers' Agent a written statement as provided above, the balance in the loan account(s) shall be presumptive evidence of the amounts due and owing to Lenders by Borrowers.

4.2        PAYMENTS

             All amounts due under any of the Loan Documents shall be payable to such account as Administrative Lender may designate from time to time.  Borrowers shall make all payments due hereunder free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, withholding, restrictions or conditions of any kind.  If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations any Lender is required to surrender or return such payment or proceeds to any person or entity for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by such Lender.  Borrowers hereby indemnify and hold Lenders harmless for the amount of any payments or proceeds surrendered or returned.  This Section shall remain effective notwithstanding any contrary action which may be taken by any Lender in reliance upon such payment or proceeds.  This Section shall survive the payment in full and performance of all of Borrowers' other Obligations.

ARTICLE V.    SECURITY

5.1        GRANT OF SECURITY INTEREST

             Borrowers hereby grant to Administrative Lender, for the benefit of and on behalf of Lenders, a security interest in all of the Collateral as security for the full and prompt payment in cash and performance of the Obligations.

5.2        PERFECTION; DUTY OF CARE

             (a)         Until all the Obligations have been fully satisfied and paid in cash and the Commitments terminated, Borrowers shall perform all steps requested by Administrative Lender to perfect, maintain and protect Administrative Lender's security interest in the Collateral, including, without limitation, (i) executing and filing financing and continuation statements in form and substance satisfactory to Administrative Lender, and (ii) delivering all Collateral in which Administrative Lender's security interest may be perfected by possession together with such indorsements as Administrative Lender may request.  Borrowers hereby authorize Administrative Lender to execute and file UCC financing statements signed only by Administrative Lender, except to the extent prohibited by law.

             (b)        Administrative Lender shall have the right at all times, and from time to time, to contact Borrowers' account debtors to verify Rights to Payment; provided that at all times when a Default is not continuing, verifications shall be made under reasonable procedures directly with the obligors thereon.

             (c)         Borrowers shall pay or cause to be paid all taxes, assessments and governmental charges levied or assessed or imposed upon or with respect to the Collateral or any part thereof; provided, however, Borrowers shall not be required to pay any tax if the validity and/or amount thereof is being contested in good faith and by appropriate and lawful proceedings promptly initiated and diligently conducted and for which appropriate reserves have been established and so long as levy and execution have been and continue to be stayed.  If Borrowers fail to pay or so contest and reserve for such taxes, assessments and governmental charges, Administrative Lender may (but shall not be required to) pay the same and add the amount of such payment to the principal of the Revolving Loans.

             (d)        In order to protect or perfect the security interest granted under the Loan Documents, Administrative Lender may discharge any Lien that is not a Permitted Lien or bond the same, pay for any insurance that Borrowers have failed to maintain as required by this Agreement, maintain guards, pay any service bureau, or obtain any record and add the same to the principal of the Revolving Loans.

             (e)         Administrative Lender shall have no duty of care with respect to the Collateral, except to exercise reasonable care with respect to the Collateral in its custody, but shall be deemed to have exercised reasonable care if such property is accorded treatment either (i) substantially equal to that which it accords its own property or (ii) as Borrowers' Agent requests in writing, provided that no failure to comply with any such request nor any omission to do any such act requested by Borrowers' Agent shall be deemed a failure to exercise reasonable care.  Administrative Lender's failure to take steps to preserve rights against any parties or property shall not be deemed to be a failure to exercise reasonable care with respect to the Collateral in its custody.

ARTICLE VI.  REPRESENTATIONS AND WARRANTIES

             Borrower makes the following representations and warranties to Administrative Lender and Lenders, subject to the exceptions set forth on the Disclosure Letter, which representations and warranties shall survive the execution of this Agreement and shall continue in full force and effect until the performance and payment in full, in cash, of all Obligations:

6.1        LEGAL STATUS; SUBSIDIARIES

             Each Borrower and Subsidiary is a corporation validly organized and existing and in good standing under the laws of the jurisdiction of its incorporation, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business requires such qualification, and has full power and authority and holds all Permits and other approvals to enter into and perform the Obligations and to own and hold under lease its property and to conduct its business substantially as currently conducted by it, except where the failure to have so qualified or have such power and authority could not reasonably be expected to have a Material Adverse Effect.  Except as otherwise disclosed in Section 6.1 of the Disclosure Letter, Borrower has no Subsidiaries other than those which it is permitted to acquire in accordance with Section 9.4 and does not otherwise own or hold, directly or indirectly, any Stock or Stock Equivalents.

6.2        DUE AUTHORIZATION; NO VIOLATION

             The execution, delivery and performance by each Obligor of the Loan Documents executed or to be executed by it are within such Obligor's powers, have been duly authorized by all necessary action, and do not (a) contravene such Obligor's Organic Documents; (b) contravene any contractual restriction or Governmental Rule binding on or affecting such Obligor; or (c) result in, or require the creation or imposition of, any Lien on any Obligor's or Subsidiary's property, except Liens for the benefit of Lenders.

6.3        GOVERNMENT APPROVAL, REGULATION

             No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other Person is required for the due execution, delivery or performance by any Obligor of the Loan Documents to which it is a party.  No Borrower or Subsidiary is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.  No Borrower or Subsidiary is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Loans will be used for a purpose which violates, or would be inconsistent with, Regulation U or X of the Board of Governors of the Federal Reserve System

6.4        VALIDITY; ENFORCEABILITY

             The Loan Documents executed by each Obligor constitute, the legal, valid and binding obligations of such Obligor enforceable in accordance with their respective terms.

6.5        CORRECTNESS OF FINANCIAL STATEMENTS

             The consolidated financial statements of Parent and each Subsidiary dated as of September 30, 2000 heretofore delivered by Borrowers' Agent to Administrative Lender, (a) present fairly in all material respects the financial condition and results of operations of Parent and the Subsidiaries; (b) disclose all liabilities of Parent and the Subsidiaries that are required to be reflected or reserved against under GAAP, whether liquidated or unliquidated, fixed or contingent; and (c) have been prepared in accordance with GAAP consistently applied.  Except as disclosed to Administrative Lender pursuant to Section 8.3, since the date of such financial statements there has been no change or changes that have resulted in a Material Adverse Effect.

6.6        TAXES

             Each Borrower and Subsidiary has filed, or caused to be filed, all federal, state, local and foreign tax returns required to be filed by it, and has paid, or caused to be paid, all taxes as are shown on such returns, or on any assessment received by it, to the extent that such taxes have become due, except as otherwise contested in good faith.  Borrower has set aside proper amounts on its books, determined in accordance with GAAP, for the payment of all taxes for the years that have not been audited by the respective tax authorities and for taxes being contested by it.

6.7         LITIGATION, LABOR CONTROVERSIES

             There is no pending or, to the knowledge of Borrower, threatened litigation, action, proceeding, or labor controversy affecting any Borrower or Subsidiary, or any of their respective properties, businesses, assets or revenues, which could reasonably be expected to have a Material Adverse Effect.  As of the Closing Date, no Borrower or Subsidiary is a party to, and has no obligations under, any collective bargaining agreement.

6.8        TITLE TO PROPERTY, LIENS

             Each Borrower and Subsidiary has good, indefeasible, and merchantable title to and ownership of the Collateral and its real property, free and clear of all Liens, except Permitted Liens and the BT Liens (so long as the BT Liens do not secure any outstanding obligations).

6.9        ERISA

             Each Borrower and Subsidiary is in compliance in all material respects with the applicable provisions of ERISA.  No Borrower or Subsidiary has violated any provision of any Plan maintained or contributed to by it in a manner that could reasonably be expected to result in a Material Adverse Effect.  No "reportable event" (as defined in Title IV of ERISA) has occurred and is continuing with respect to any Plan initiated by it.

6.10     OTHER OBLIGATIONS

             No Borrower or Subsidiary is in default with respect to (i) any of its Contractual Obligations default of which could reasonably be expected to result in a Material Adverse Effect or (ii) any Debt in excess of $1,000,000.

6.11     ENVIRONMENTAL MATTERS

             Each Borrower and Subsidiary is in compliance in all material respects with all Environmental Laws applicable to it, other than such noncompliance as in the aggregate could not reasonably be expected to have a Material Adverse Effect.  No Borrower or Subsidiary has received notice that it is the subject of any federal or state investigation evaluating whether any Remedial Action is needed, except for such notices received that in the aggregate do not refer to Remedial Actions that could reasonably be expected to result in a Material Adverse Effect.  There have been no Releases by any Borrower or Subsidiary that could result in a Material Adverse Effect.

6.12     NO BURDENSOME RESTRICTIONS; NO DEFAULTS

             (a)         No Borrower or Subsidiary is a party to any Contractual Obligation the compliance with which could reasonably be expected to have a Material Adverse Effect or the performance of which, either unconditionally or upon the happening of an event, will result in the creation of a Lien (other than Permitted Liens) on its property or assets.

             (b)        No facts or circumstances exist which would constitute a breach of any obligation, representation or warranty of Borrower hereunder if this Agreement were in effect immediately prior to Borrower's execution hereof.

             (c)         There is no Governmental Rule the compliance with which by any Borrower or Subsidiary could reasonably be expected to have a Material Adverse Effect.

6.13     NO OTHER VENTURES

             No Borrower or Subsidiary is engaged in any joint purchasing arrangement, joint venture, partnership or other joint enterprise with any other Person.

6.14     INSURANCE

             All current policies of insurance of any kind or nature owned by or issued to Borrower and the Subsidiaries, including, without limitation, policies of fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers' compensation and employee health and welfare insurance, are in full force and effect and are of a nature and provide such coverage as is sufficient and as is customarily carried by companies of its size and character.  No Borrower or Subsidiary has any reason to believe that it will be unable to comply with Section 8.5.

6.15     FORCE MAJEURE

             No Borrower's or Subsidiary's business or properties is currently suffering from the effects of any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), other than those the consequences of which in the aggregate could not reasonably be expected to have a Material Adverse Effect.

6.16     INTELLECTUAL PROPERTY

             Each Borrower and Subsidiary owns or licenses or otherwise has the right to use all material licenses, Permits, patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, copyright applications, franchises, authorizations and other intellectual property rights and General Intangibles that are necessary for the operation of its businesses, without infringement upon or conflict with the rights of any other Person with respect thereto, including, without limitation, all trade names, which infringement or conflict could reasonably be expected to have a Material Adverse Effect.  No slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Borrower or Subsidiary infringes upon or conflicts with any rights owned by any other Person, which infringement or conflict could reasonably be expected to have a Material Adverse Effect, and no claim or litigation regarding any of the foregoing is pending or, to its knowledge, threatened, the existence of which could reasonably be expected to have a Material Adverse Effect.  No patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to its knowledge, proposed, other than those the consequences of which in the aggregate could not have a Material Adverse Effect.

6.17     CERTAIN INDEBTEDNESS

             The Disclosure Letter identifies as of the Closing Date all Indebtedness of Parent and the Subsidiaries which is either (a) Debt or (b) which is material to the condition (financial or otherwise), business, performance, operations or properties of Borrowers and which was incurred outside of the ordinary course of the business.

6.18     SOLVENCY

             Each Obligor has received consideration that is the reasonably equivalent value of the obligations and liabilities that it has incurred to Lenders.  Each Obligor is not insolvent as defined in any applicable state or federal statute, nor will it be rendered insolvent by the execution and delivery of this Agreement or the other Loan Documents.  No Obligor intends to, nor does it believe that it will, incur debts beyond its ability to pay them as they mature.  Each Obligor has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.

6.19     CHIEF EXECUTIVE OFFICE AND OTHER LOCATIONS

             Borrower's chief executive office and principal place of business is set forth in Section 6.19 of the Disclosure Letter.  Borrower's books and records are located at its chief executive office, and the only other offices and/or locations where it keeps the Collateral (except for inventory which is in transit) or conducts any of its business are set forth in Section 6.19 of the Disclosure Letter.

6.20     FISCAL YEAR

             Parent's fiscal year ends on the Saturday closest to December 31.

6.21     COMPLIANCE WITH LAW

             Each Borrower and Subsidiary is in compliance with all Governmental Rules and law, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.22     NO SUBORDINATION

             There is no agreement, indenture, contract or instrument to which any Borrower or Subsidiary is a party or by which it may be bound that requires the subordination in right of payment of any of the Obligations to any other obligation of it.

6.23     TRUTH, ACCURACY OF INFORMATION

             All factual information furnished by each Borrower and Subsidiary to Administrative Lender or any Lender in connection with the Loan Documents is accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the information furnished, in light of the circumstances under which furnished, not misleading (it being recognized that the projections and forecasts provided by Borrowers are not to be viewed as facts and that actual results during the period covered by any such projections and forecasts may differ from the projected or forecasted results).

ARTICLE VII.  CONDITIONS

7.1        CONDITIONS OF INITIAL EXTENSION OF CREDIT

             The obligation of Lenders to extend any credit contemplated by this Agreement is subject to the fulfillment to Administrative Lender's satisfaction of all of the following conditions:

             (a)         Documentation. Administrative Lender shall have received, in form and substance satisfactory to it, each of the following duly executed:

             (i)          this Agreement, the Notes and such mortgages, deeds of trust and other security instruments as Administrative Lender may require;

             (ii)         from each Obligor, a certificate of its secretary or assistant secretary dated as of the Closing Date as to:  (A) resolutions of its board of directors or other governing body then in full force and effect authorizing the execution, delivery and performance of each of the Loan Documents to be executed by it; (B) its Organic Documents, a copy of each of which is attached; and (C) the incumbency and signatures of those of its officers authorized to act with respect to the Loan Documents to be executed by it;

             (iii)        with respect to each Obligor:  (A) from the Secretary of State (or other appropriate governmental official) of its jurisdiction of incorporation or organization, a good standing certificate or certificate of existence, as applicable, and a certified copy of its filed Organic Documents; and (B) a certificate of good standing as a foreign corporation in each jurisdiction described in Section 6.1;

             (iv)       a Notice of Authorized Representatives, the initial Notice of Borrowing and a disbursement direction letter;

             (v)        the opinion of Wilson Sonsini Goodrich & Rosati, P.C., counsel to Borrowers, and of Richard Bond, Parent's general counsel, as to such matters as Administrative Lender and each Lender shall reasonably require; and

             (vi)       such other documents as Administrative Lender and each Lender may require.

             (b)        Financial Condition.  There is no event or circumstance that can reasonably be expected to have a Material Adverse Effect.

             (c)         Fees and Expenses.  Borrowers shall have paid all fees and invoiced costs and expenses then due pursuant to the terms of this Agreement.

             (d)        Insurance.  Borrowers' Agent shall have delivered to Administrative Lender evidence of the insurance coverage, including loss payable endorsements, required pursuant to Section 8.5.

7.2        CONDITIONS OF EACH EXTENSION OF CREDIT

             The obligation of each Lender to make any credit available under the Loan Documents (including any Loan being made by such Lender on the Closing Date) shall be subject to the further conditions precedent that:

             (a)         the following statements shall be true on the date such credit is advanced, both before and after giving effect thereto and to the application of the proceeds therefrom, and the acceptance by Borrowers' Agent of the proceeds of such credit shall constitute a representation and warranty by Borrowers that on the date such credit is advanced such statements are true:

             (i)          the representations and warranties of Borrowers contained in the Loan Documents are correct in all material respects on and as of such date as though made on and as of such date or, as to those representations and warranties limited by their terms to a specified date, were correct in all material respects on and as of such date; and

             (ii)         no Default is continuing or would result from the credit being advanced;

             (b)        advancing such credit on such date does not violate any Governmental Rule and is not enjoined, temporarily, preliminarily or permanently;

             (c)         Administrative Lender shall have received such additional documents, information and materials as any Lender, through Administrative Lender, may reasonably request; and

             (d)        no event or circumstance exists that could reasonably be expected to have a Material Adverse Effect.

ARTICLE VIII.  AFFIRMATIVE COVENANTS

             Borrowers covenant that so long as Lenders remain committed to extend credit to Borrowers pursuant to the terms hereof and until performance and payment in full, in cash, of all Obligations and termination of the Commitments, Borrowers shall:

8.1        PAYMENTS

             Pay all principal, interest, fees and other liabilities due under any of the Loan Documents at the times and place and in the manner specified therein.

8.2        ACCOUNTING RECORDS

             Keep, and cause each Subsidiary to keep, accurate books and records of its financial affairs sufficient to permit the preparation of financial statements therefrom in accordance with GAAP.

8.3        INFORMATION AND REPORTS

             Provide to Administrative Lender all of the following, in form and detail reasonably satisfactory to Administrative Lender and with sufficient copies for distribution to all Lenders:

             (i)          as soon as available but not later than 100 days after and as of the end of each fiscal year of Parent, a copy of the annual unqualified audit report for such fiscal year for Parent and the Subsidiaries, including therein consolidated balance sheets of Parent and the Subsidiaries as of the end of such fiscal year and consolidated statements of earnings and cash flow of Parent and the Subsidiaries for such fiscal year, in each case certified in a manner acceptable to Administrative Lender by independent public accountants acceptable to Administrative Lender, together with a report from such accountants to the effect that, in making the examination necessary for the signing of such annual report by such accountants, they have not become aware of any Default that has occurred and is continuing, or, if they have become aware of such Default, describing such Default and the steps, if any, of which they are aware being taken to cure it;

             (ii)         as soon as available but not later than 50 days after and as of the end of each of Parent's first three fiscal quarters, nor later than 100 days after and as of the end of each of Parent's fourth fiscal quarters, consolidated and consolidating balance sheets of Parent and the Subsidiaries as of the end of such fiscal quarter and consolidated and consolidating statements of earnings and cash flow of Parent and the Subsidiaries for such fiscal quarter and for fiscal year-to-date, together with a comparison of Parent's financial condition for such quarter and year-to-date with the corresponding quarter and year-to-date in Parent's immediately preceding fiscal year;

             (iii)        contemporaneously with the delivery of each financial statement required hereby, a certificate of Parent's principal financial officer substantially in the form of Exhibit F attached hereto (A) certifying that such financial statements fairly present in accordance with GAAP such balance sheet as of the end of such quarter/year and income and cash flow for such quarter/year and year-to-date (subject to normal year-end adjustments and the absence of footnotes in the case of quarterly financial statements), (B) stating that no Default existed at any time during the period covered by such statement, except for those events or conditions, if any, described in such certificate in reasonable detail together with a statement of any action taken or proposed to be taken with respect thereto, and (C) setting forth the calculations required to establish compliance by Borrowers with the covenants set forth in Article X;

             (iv)       not later than the end of each of Parent's fiscal years beginning with the fiscal year ending in 2001, or sooner if available, Borrowers' Agent shall furnish to Administrative Lender detailed projections setting forth Parent's projected consolidated income and cash flow for Parent's next fiscal year and for each of Parent's fiscal years through the Maturity Date and Parent's projected consolidated balance sheet as of the end of each such fiscal year, together with a certificate of Parent's principal financial officer setting forth the assumptions on which such projections are based;

             (v)        promptly after the sending or filing thereof, copies of all reports which Borrower sends to any of its securityholders, and all reports and registration statements which any Borrower or Subsidiary files with the Securities and Exchange Commission or any national securities exchange;

             (vi)       not later than 30 days after and as of the end of each month (except a month in which the outstanding principal balance of the Revolving Loans never exceeds 50% of the Borrowing Base), a Borrowing Base Certificate; and

             (vii)      from time to time such other information as Administrative Lender may reasonably request.

8.4        COMPLIANCE

             Comply in all material respects, and cause each Subsidiary to comply in all material respects, with all Governmental Rules, Contractual Obligations, commitments, instruments, licenses, Permits and franchises, other than such noncompliance the consequences of which in the aggregate could not reasonably be expected to have a Material Adverse Effect.

8.5        INSURANCE

             (a)         Maintain, and cause each Subsidiary to maintain, insurance with insurance companies reasonably acceptable to Administrative Lender with respect to its properties and business (including business interruption and extra expense endorsements) against such casualties and contingencies and of such types, with such deductibles and in such amounts as is customary in the case of similar businesses.  With respect to the insurance maintained by Borrower:  (i) such insurance shall contain a lender's loss payable endorsement acceptable to Administrative Lender and shall name Administrative Lender as an additional named insured; (ii) the policies or a certificate thereof signed by the insurer shall be delivered to Administrative Lender within ten Business Days after the issuance or renewal of the policies to Borrower; (iii) each such policy shall provide that such policy may not be amended (except to increase coverage) or canceled without thirty days prior notice to Administrative Lender; and (iv) at least five days before the expiration of a policy, Borrowers' Agent shall deliver to Administrative Lender a binder (or other evidence reasonably acceptable to Administrative Lender) indicating that such policy has been renewed or that a substitute for such policy will be issued effective upon the expiration of such policy.  If Borrowers' Agent fails to comply with the foregoing, Administrative Lender may (but shall not be required to) procure such insurance and add the cost thereof to the Revolving Loans.

             (b)        Maintain, and cause each Subsidiary to maintain, in full force and effect such liability and other insurance with respect to its activities as is customary in the case of similar businesses or as may be reasonably required by Administrative Lender.  Such liability insurance maintained by Borrower shall name Administrative Lender as an additional insured with respect to the activities of Borrower and shall be provided by insurer(s) reasonably acceptable to Administrative Lender.

             (c)         The following is inserted pursuant to ORS 746.201:

WARNING

             Unless Borrowers provide Administrative Lender with evidence of the insurance coverage as required by this Agreement, Administrative Lender may purchase insurance at Borrowers' expense to protect Administrative Lender's interest.  This insurance may, but need not, also protect Borrowers' interest.  If the collateral becomes damaged, the coverage Administrative Lender purchases may not pay any claim Borrowers make or any claim made against Borrowers.  Borrowers may later cancel this coverage by providing evidence that Borrowers have obtained property coverage elsewhere.

             Borrowers are responsible for the cost of any insurance purchased by Administrative Lender.  The cost of this insurance may be added to Borrowers' contract or loan balance.  If the cost is added to Borrowers' contract or loan balance, the interest rate on the underlying contract or loan will apply to this added amount.  The effective date of coverage may be the date Borrowers' prior coverage lapsed or the date Borrowers failed to provide proof of coverage.

             The coverage Administrative Lender purchases may be considerably more expensive than insurance Borrowers can obtain on its own and may not satisfy any need for property damage coverage or any mandatory liability insurance requirements imposed by applicable law.

8.6        FACILITIES

             Keep, and cause each Subsidiary to keep, all properties useful or necessary to its business in good repair and condition, and from time to time make necessary repairs, renewals and replacements thereto so that such property shall be fully and efficiently preserved and maintained, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

8.7        TAXES AND OTHER LIABILITIES

             Pay and discharge, and cause each Subsidiary to pay and discharge, when due any and all indebtedness, obligations, assessments and taxes, both real or personal, including without limitation Federal and state income taxes and state and local property taxes and assessments, except such as Borrower may in good faith contest or as to which a bona fide dispute may arise, and for which Borrowers have made provision for adequate reserves in accordance with GAAP, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

8.8        LITIGATION

             Promptly give notice in writing to Administrative Lender of any litigation pending or threatened in writing against any Borrower or Subsidiary with a claim in excess of $5,000,000 in the aggregate for Parent and all Subsidiaries.

8.9        NOTICE TO ADMINISTRATIVE LENDER

             (a)         Promptly (but in no event more than two Business Days after a Responsible Officer has knowledge of the occurrence of each such event or matter) cause Borrowers' Agent to give notice to Administrative Lender in reasonable detail of:  (i) the occurrence of any Default; (ii) any termination or cancellation of any insurance policy which any Borrower or Subsidiary is required to maintain, unless such policy is replaced without any break in coverage with an equivalent or better policy; (iii) any uninsured or partially uninsured loss or losses through liability or property damage, or through fire, theft or any other cause affecting the property of any Borrower or Subsidiary in excess of an aggregate of $10,000,000 during any twelve month period; (iv) any change in the Organic Documents of any Borrower or Subsidiary; (v) the occurrence of any adverse development with respect to any litigation, action, proceeding, or labor controversy described in Section 6.7 or the commencement of any labor controversy, litigation, action, proceeding of the type described in Section 6.7 together with copies of all documentation relating thereto; or (vi) the occurrence of any event that could have a Material Adverse Effect.

             (b)        As soon as possible and in any event within ten days after Borrower knows or has reason to know that any "reportable event" (as defined in Title IV of ERISA) that triggers an obligation to file a notice with the PBGC with respect to any Plan has occurred, cause Borrowers' Agent to deliver to Administrative Lender a statement of the President or principal financial officer of Parent setting forth details as to such reportable event and the action which Borrowers propose to take with respect thereto, together with a copy of the notice of such reportable event to the PBGC.

             (c)         Promptly, upon receipt (but in no event more than ten Business Days after receipt) of a notice by Borrower, any affiliate of any Borrower or any administrator of any Plan that the PBGC has instituted proceedings to terminate a Plan or to appoint a trustee to administer a Plan, cause Borrowers' Agent to provide to Administrative Lender a copy of such notice.

8.10     CONDUCT OF BUSINESS

             Except as otherwise permitted by this Agreement, (a) conduct, and cause each Subsidiary to conduct, its business in the ordinary course and (b) use, and cause each Subsidiary to use, its reasonable efforts in the ordinary course and consistent with past practice to (i) preserve its business and the goodwill and business of the customers, advertisers, suppliers and others with whom it has business relations and (ii) keep available the services and goodwill of its present employees.  Notwithstanding the foregoing, any Borrower may liquidate or merge with and into Parent.

8.11     PRESERVATION OF CORPORATE EXISTENCE, ETC.

             Except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect, preserve and maintain, and cause each Subsidiary to preserve and maintain, all licenses, Permits, governmental approvals, rights, privileges, franchises and General Intangibles necessary for the conduct of its business, and its corporate existence and rights (charter and statutory).

8.12     ACCESS

             (a)         At any reasonable time and from time to time upon at least two Business Days prior notice from Lender (unless a Default shall have occurred and be continuing, in which case no prior notice is necessary), permit Lender and/or any of Lender's agents or representatives, to (i) examine and make copies of and abstracts from each Borrower's and Subsidiary's records and books of account, (ii) visit each Borrower's and Subsidiary's properties, (iii) discuss each Borrower's and Subsidiary's affairs, finances and accounts with any of its officers or directors who may then be reasonably available, (iv) communicate directly with each Borrower's and Subsidiary's independent certified public accountants, (v) arrange for verification of Borrower's Rights to Payment under reasonable procedures directly with the obligors thereon or by other methods, and (vi) examine and inspect each Borrower's and Subsidiary's assets.  Each Borrower and Subsidiary shall authorize its independent certified public accountants to disclose to Lender any and all financial statements and other information of any kind, including, without limitation, copies of any management letter, work papers or the substance of any oral information that such accountants may have with respect to the business, financial condition, results of operations or other affairs of each Borrower and Subsidiary.

             (b)        Borrower shall execute and deliver at the request of Administrative Lender such instruments as may be necessary for Administrative Lender or any Lender to obtain such information concerning the business of each Borrower and Subsidiary as Administrative Lender or any Lender may reasonably require from accountants, service bureaus or others having custody of or maintaining records or assets of any Borrower or Subsidiary, provided that the foregoing shall not (and is not intended to) require any Borrower or Subsidiary to take any action that would constitute a waiver of any Borrower's or Subsidiary's attorney/client privilege.

8.13     PERFORMANCE AND COMPLIANCE WITH OTHER COVENANTS

             Perform and observe, and cause each Subsidiary to perform and observe, all the terms, covenants and conditions required to be performed and observed by it under its Contractual Obligations, and do all things necessary to preserve and to keep unimpaired its rights under such Contractual Obligations, other than such failures the consequences of which in the aggregate could not reasonably be expected to have a Material Adverse Effect.

8.14     FISCAL YEAR; ACCOUNTING PRACTICES

             Notify Administrative Lender at least 30 days in advance of any action any Borrower or Subsidiary intends to take to change (i) its fiscal year or (ii) its method of accounting, or any accounting practice used by it, or the application of GAAP in a manner inconsistent with the financial statements previously delivered by it to Administrative Lender.

8.15     ENVIRONMENTAL

             (a)         Promptly give notice to Administrative Lender upon a Responsible Officer obtaining knowledge of (i) any claim, injury, proceeding, investigation or other action, including a request for information or a notice of potential environmental liability, by or from any Governmental Authority or any third-party claimant that could result in any Borrower or Subsidiary incurring Environmental Liabilities and Costs that could reasonably be expected to have a Material Adverse Effect or (ii) the discovery of any Release at, on, under or from any real property, facility or equipment owned or leased by any Borrower or Subsidiary in excess of reportable or allowable standards or levels under any applicable Environmental Law, or in any manner or amount that could result in any Borrower or Subsidiary incurring Environmental Liabilities and Costs that could reasonably be expected to have a Material Adverse Effect.

             (b)        Upon discovery of the presence on any property owned or leased by any Borrower or Subsidiary of any Contaminant that reasonably could be expected to result in Environmental Liabilities and Costs that could reasonably be expected to have a Material Adverse Effect, take all Remedial Action required by applicable Environmental Law.

8.16     LIENS

             Keep the Collateral and all of its real property free and clear of all Liens, except Permitted Liens and the BT Liens (so long as the BT Liens do not secure any outstanding obligations), and use reasonable efforts to promptly cause the BT Liens to be terminated and removed of record.

8.17     FUTURE SUBSIDIARIES

             Upon any Person becoming a Subsidiary after the Closing Date, notify Administrative Lender of such event, and execute and deliver, and cause such Subsidiary to execute and deliver, such additional Loan Documents as Administrative Lender may reasonably require, including such as are necessary to cause any such Subsidiary which is not a Foreign Subsidiary to become a "Borrower."

8.18     USE OF PROCEEDS

             Use the proceeds of the Loans solely for Borrowers' general working capital and corporate purposes.

8.19     FURTHER ASSURANCES

             At Administrative Lender's request at any time and from time to time, duly execute and deliver, and cause each Subsidiary to execute and deliver, such further agreements, documents and instruments, and do or cause to be done such further acts as may reasonably be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of the Loan Documents, at Borrowers' expense.  Administrative Lender may at any time and from time to time request a certificate from Borrowers' Agent representing that all conditions precedent to the advancement of credit contained herein are satisfied.  In the event of such request by Administrative Lender, each Lender may cease to make any further advancements of credit until Administrative Lender has received such certificate and Administrative Lender has determined that such conditions are satisfied.

ARTICLE IX.  NEGATIVE COVENANTS

             Borrowers covenant that so long as Lenders remain committed to extend credit to Borrowers pursuant to the terms hereof and until performance and payment in full, in cash, of all Obligations and termination of the Commitments, Borrowers will not:

9.1        LIENS

             Create or suffer to exist, or permit any Subsidiary to create or suffer to exist, any Lien upon or with respect to any of its properties (including, without limitation any real property), whether now owned or hereafter acquired, or assign any right to receive income, except Permitted Liens and the  BT Liens (so long as the BT Liens do not secure any outstanding obligations).

9.2        INDEBTEDNESS

             Create or suffer to exist, or permit any Subsidiary to create or suffer to exist, any Debt or other Indebtedness that is not Debt (except such other Indebtedness that does not, in the aggregate, exceed $1,000,000), except:

             (a)         the Obligations;

             (b)        current liabilities in respect of taxes, assessments and governmental charges or levies incurred, or liabilities for labor, materials, inventory, services, supplies and rentals incurred, or for goods or services purchased, in the ordinary course of business consistent with past practice and industry practice in respect of arm's length transactions;

             (c)         Debt outstanding on the Closing Date and referenced on Section 6.17 of the Disclosure Letter and all renewals, extensions, refinancing or refunding of such Indebtedness in a principal amount which does not exceed the principal amount outstanding immediately before such refinancing, together with all prepayment fees, penalties and expenses in respect of the Indebtedness being renewed, extended, refinanced or refunded, provided each such renewal, extension, refinancing or refunding is on terms and conditions no less favorable to the creditors than the Indebtedness being renewed, extended, refinanced or refunded;

             (d)        Debt subordinated in writing to the Obligations on terms acceptable to Administrative Lender in favor of the prior payment in full in cash of the Obligations;

             (e)         purchase money Debt (including Capitalized Leases and Other Leases) to finance the purchase of fixed assets (including equipment); provided that (i) the total of all such Indebtedness (exclusive of such Indebtedness for the purchase of chassis and the Indebtedness referred to in clause (c) above) shall not exceed an aggregate principal amount of $5,000,000 at any one time outstanding; (ii) such Indebtedness when incurred shall not exceed the purchase price of the assets financed; (iii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing; and (iv) no Default exists at the time such Indebtedness is incurred;

             (f)         Indebtedness under Interest Rate Contracts permitted under Section 9.13;

             (g)        Repurchase Obligations;

             (h)        Debt of any Borrower to another Borrower to the extent such Debt is permitted under Section 9.5;

             (i)          Indebtedness incurred in the ordinary course of business for the purchase of chassis;

             (j)          other Indebtedness not to exceed 20% of Tangible Net Worth at any time, provided that no Default exists or is created by incurrence of such Indebtedness; and

             (k)         Contingent Liabilities in connection with Approved Dealer Financing Agreements.

9.3        RESTRICTED PAYMENTS, REDEMPTIONS

             Do any of the following at any time a Default is continuing or if after giving effect to any such action a Default would be caused by such action:

             (a)         declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account or in respect of any of its Stock or Stock Equivalents except (i) dividends paid to Borrower or (ii) dividends paid by Parent solely in Stock or Stock Equivalents of Parent; or

             (b)        purchase, redeem or otherwise acquire for value any of Parent's Stock or Stock Equivalents, except that (i) Parent may convert any of its convertible securities of the type in existence on the Closing Date into other securities pursuant to the terms of such convertible securities or otherwise in exchange therefor and (ii) for so long as a Default is not continuing and would not be caused by such action, Parent may repurchase stock from employees or former employees of Borrowers in accordance with the terms of repurchase agreements between Borrowers and their employees or former employees.

9.4        MERGERS, STOCK ISSUANCES, SALE OF ASSETS, ETC.

             Except as permitted in Section 9.5(h) and (i):

             (a)         Merge or consolidate with, or permit any Subsidiary to merge or consolidate with, any Person or acquire all or substantially all of the Stock or Stock Equivalents of any Person; provided any Borrower may liquidate or dissolve voluntarily into, and may merge with and into, or have its stock otherwise acquired by Parent and any Subsidiary other than a Borrower may liquidate or dissolve voluntarily into, and may merge with and into, or have its stock otherwise acquired by Parent or any other Subsidiary that is not a Foreign Subsidiary;

             (b)        Acquire all or substantially all, or permit any Subsidiary to acquire all or substantially all of (i) the assets of any Person or (ii) the assets constituting the business of a division, branch or other unit operation of any Person; provided any Subsidiary may acquire all or substantially all of the assets of (or the assets constituting the business of a division, branch or other unit operation of) any other Subsidiary that is not a Foreign Subsidiary; or

             (c)         Sell, convey, transfer, lease or otherwise dispose of, or permit any Subsidiary to sell, convey, transfer, lease or otherwise dispose of, any of its assets or any interest therein to any Person, or permit or suffer any other Person to acquire any interest in any of its assets, except (i) Permitted Liens, (ii) as otherwise permitted under item (a) or (b) above, or (iii) the sale or disposition of inventory in the ordinary course of business and/or assets which have become obsolete, unneeded or are replaced in the ordinary course of business.

9.5        INVESTMENTS

             Make, incur, assume or suffer to exist any Investment in any other Person, except, without duplication:

             (a)         Investments existing on the Closing Date and identified in Section 9.5 of the Disclosure Letter;

             (b)        Cash Equivalent Investments (provided that any Investment which when made complies with the requirements of the definition of the term "Cash Equivalent Investment" may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements);

             (c)         Investments permitted as Indebtedness pursuant to Section 9.2;

             (d)        Investments consisting of employee relocation loans and other loans to employees, officers or directors for the purchase of equity securities of Parent;

             (e)         in the ordinary course of business, Investments by Borrower or any Subsidiary in any Subsidiary that is not a Foreign Subsidiary (or, with the prior written consent of Administrative Lender (which consent will not be unreasonably withheld), any Subsidiary that is a Foreign Subsidiary), by way of contributions to capital or loans or advances, provided that immediately before and after giving effect thereto no Default is continuing;

             (f)         Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers in settlement of obligations of, or disputes with, such Persons arising in the ordinary course of business;

             (g)        Investments arising under Interest Rate Contracts permitted hereunder;

             (h)        subject to the dollar limitations set forth below, any acquisition of (1) all or substantially all of the Stock or Stock Equivalents of any Person, (2) all or substantially all of the assets of any Person or (3) all or substantially all of the assets constituting the business of a division, branch or other unit operation of any Person; provided that immediately before and after giving effect thereto no Default is continuing and provided further, that (A) after combining Parent's consolidated actual and projected financial performance with the actual and projected financial performance of the "Entity" (as defined below) on a pro forma, consolidated basis in a manner acceptable to Administrative Lender, Administrative Lender is satisfied that no Default would have occurred or will occur as a result of such acquisition, (B) the Entity is located in and organized under the laws of Canada, a jurisdiction in Canada, the United States or a jurisdiction in the United States, (C) the Entity is not a Foreign Subsidiary or, if it is or would be a Foreign Subsidiary, not without first obtaining the written consent of Administrative Lender, which consent will not be unreasonably withheld and (D) such acquisition is a consensual acquisition and not a hostile take-over or other non-negotiated acquisition.  "Entity" means the entity which is the subject of such acquisition or which is the seller of assets in connection with such acquisition; and

             (i)          subject to the dollar limitations set forth below, other Investments provided that immediately before and after giving effect thereto no Default is continuing.

The aggregate purchase price paid in cash or property (other than common Stock and common Stock Equivalents of Parent) for all acquisitions and other Investments permitted under clauses (h) and (i) above shall not (after taking into account any losses incurred on Investments made under clause (i)) at any time exceed 10% of the book value of Parent's consolidated tangible assets.

9.6        CHANGE IN NATURE OF BUSINESS

             Directly or indirectly engage, or permit any Subsidiary to directly or indirectly engage, in any business activity other than the type of business activities in which Borrowers are currently engaged and activities reasonably related thereto.

9.7        PLANS

             (a)         Adopt or become obligated to contribute to, or permit any Subsidiary to adopt or become obligated to contribute to, any Plan subject to Title IV or any multi-employer Plan or any other Plan subject to Section 412 of the Internal Revenue Code (except for any such Plan listed on the Disclosure Letter on the Closing Date), (b) establish or become obligated with respect to, or permit any Subsidiary to establish or become obligated to contribute to, any new welfare benefit Plan, or modify any existing welfare benefit Plan, which is reasonably likely to result in an increase of the present value of future liabilities for post-retirement life insurance and medical benefits, or (c) establish or become obligated to contribute to, or permit any Subsidiary to establish or become obligated to contribute to, any new unfunded pension Plan, or modify any existing unfunded pension Plan, which is reasonably likely to result in an increase in the present value of future unfunded liabilities under all such plans.

9.8        CANCELLATION OF INDEBTEDNESS OWED TO IT

             Cancel, or permit any Subsidiary to cancel, any claim or Indebtedness owed to it except for legitimate business purposes in the reasonable judgment of Borrowers and in the ordinary course of business.

9.9        MARGIN REGULATIONS

             Use, or permit any Subsidiary to use, the proceeds of any Loan to purchase or carry any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System).

9.10     ENVIRONMENTAL

             Permit any lessee or any other Person to dispose of any Contaminant by placing it in or on the ground or waters of any property owned or leased by any Borrower or Subsidiary, except in material compliance with Environmental Law or the terms of any Permit or other than those that in the aggregate could not reasonably be expected to have a Material Adverse Effect.

9.11     TRANSACTIONS WITH AFFILIATES

             Enter, or permit any Subsidiary to enter, into any transaction directly or indirectly with or for any affiliate of Borrower (other than another Borrower or any Subsidiary that is not a Foreign Subsidiary) except (a) in the ordinary course of business on a basis no less favorable to such affiliate than would be obtained in a comparable arm's length transaction with a Person not an affiliate of Borrower or (b) any transaction involving assets that are not material to the business and operations of Borrowers or the Subsidiaries.

9.12     NEW COLLATERAL LOCATION; NAME CHANGE

             Open any new location or change its name, or permit any Subsidiary to do so, unless (a) Borrowers' Agent gives Administrative Lender (i) 30 days prior notice of the intended name change, (ii) 30 days prior notice of the intended opening of such new location, and (b) Borrowers execute and Borrowers' Agent delivers to Administrative Lender such agreements, documents and instruments as Administrative Lender deems reasonably necessary or desirable to protect its interests in the Collateral, including, without limitation, UCC-1 financing statements.

9.13     NO SPECULATIVE TRANSACTIONS

             Engage in, or permit any Subsidiary to engage in, any Commodity Contract or Interest Rate Contract, except for hedging purposes with respect to transactions engaged in by Borrowers in the ordinary course of business and not for speculative purposes.

ARTICLE X.    FINANCIAL COVENANTS

10.1     LEVERAGE RATIO

             As of the end of each fiscal quarter, Parent shall maintain a Leverage Ratio not greater than 1.5:1.

10.2     CURRENT RATIO

             As of the end of each fiscal quarter, Parent shall maintain a Current Ratio not less than 1.1:1.

10.3     FIXED CHARGE COVERAGE RATIO

             As of the end of each fiscal quarter, Parent shall maintain a Fixed Charge Coverage Ratio not less than 1.5:1.

10.4     TANGIBLE NET WORTH

             Parent will not permit its Tangible Net Worth as of the end of any fiscal quarter to be less than the total of (i) 90% of Tangible Net Worth as of December 30, 2000 plus (ii) 50% of the sum of Parent's consolidated net income for each fiscal quarter since December 30, 2000 (exclusive of any fiscal quarter in which Parent's consolidated net income is less than zero).

ARTICLE XI.  EVENTS OF DEFAULT

11.1     EVENTS OF DEFAULT

             The occurrence of any of the following shall constitute an "Event of Default" under this Agreement:

             (a)         any Obligor shall fail to pay when due any principal amount payable under the Loan Documents, shall fail to pay any interest payable under the Loan Documents within 10 days of the due date therefor, or shall fail to pay any other amount payable under the Loan Documents within 3 days of the due date therefor;

             (b)        any financial statement or certificate furnished to Administrative Lender or any Lender in connection with, or any representation or warranty made by any Obligor under any of the Loan Documents shall prove to be false or misleading in any material respect when furnished or made;

             (c)         Borrowers or Borrowers' Agent shall fail to provide any certificate, report or other information which it is required to provide pursuant to Section 8.3 or Section 8.9 on the date specified in Section 8.3 or Section 8.9; provided that unless Borrowers and Borrowers' Agent have previously failed to provide any required certificate, report or other information by the required date on two prior occasions within the preceding 12 months such failure shall be considered an Event of Default only if Borrowers and Borrowers' Agent fail to provide such certificate, report or other information within five Business Days (two Business Days with respect to Section 8.9(a)) of the earlier of (i) the date an officer of Borrower has knowledge of the failure to so provide such certificate, report or other information, or (ii) the date Administrative Lender, at the request of a Lender, notifies Borrowers' Agent of such failure;

             (d)        any default by Borrowers in the performance of or compliance with any obligation, agreement or other provision contained in Sections 5.2(a), 8.5, 8.10, 8.11, 8.12, 8.14, 8.16, 8.17, 9.1, 9.2, 9.3, 9.4, 9.5, 9.6 and 9.12 and contained in Article X;

             (e)         any default by any Obligor in the performance of or compliance with any obligation, agreement or other provision contained in any Loan Document (other than those referred to in subsections (a) through (d) above) for 30 days after notice thereof has been given to Borrowers' Agent by Administrative Lender;

             (f)         any breach(es) by any Obligor in the payment or performance of any other obligation(s) under the terms of any contract(s) or instrument(s) (other than any of the Loan Documents) evidencing Indebtedness in excess of $5,000,000 in the aggregate if such breach(es) has/have not been cured to the satisfaction of the affected creditor(s) or waived by such creditor(s) within any applicable cure period provided under the contract(s) or instrument(s);

             (g)        any judgment(s) or order(s) for the payment of money in excess of $5,000,000 in the aggregate shall be rendered against one or more Obligors and Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order; or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of any such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

             (h)        any Obligor becomes insolvent, or suffers or consents to or applies for the appointment of a receiver, trustee, custodian or liquidator of itself or any of its property, or is generally unable to or fails to pay its debts as they become due, or makes a general assignment for the benefit of creditors; any Obligor files a voluntary petition in bankruptcy, or seeks to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Code or under any state or other Federal law granting relief to debtors, whether now or hereafter in effect; or any involuntary petition or proceeding pursuant to the Bankruptcy Code or any other applicable state or Federal law relating to bankruptcy, reorganization or other relief for debtors is filed or commenced against any Obligor and is not dismissed, stayed or vacated within 60 days thereafter or any Obligor files an answer admitting the jurisdiction of the court and the material allegations of any such involuntary petition; any Obligor is adjudicated a bankrupt, or an order for relief is entered by any court of competent jurisdiction under the Bankruptcy Code or any other applicable state or Federal law relating to bankruptcy, reorganization or other relief for debtors; or any Obligor takes any corporate, partnership or company action authorizing, or in furtherance of, any of the foregoing;

             (i)          if any of the following events occur:  (1) any Plan incurs any "accumulated funding deficiency" (as defined in ERISA) whether waived or not, (2) Parent or any affiliate of Parent engages in any "prohibited transaction" (as defined in ERISA), (3) any Plan is terminated, (4) a trustee is appointed by an appropriate United States district court to administer any Plan, or (5) the PBGC institutes proceedings to terminate any Plan or to appoint a trustee to administer any Plan;

             (j)          the dissolution or liquidation of any Obligor, or any Obligor or its directors or stockholders shall take action seeking to effect the dissolution or liquidation of any Obligor;

             (k)         any Change in Control; or

             (l)          any Loan Document, or any Lien granted thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Obligor party thereto; any Obligor shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or any Lien securing any Obligation shall, in whole or in part, cease to be a perfected first priority Lien, subject only to those exceptions expressly permitted by such Loan Document.

11.2     REMEDIES

             (a)         During the continuance of any Event of Default (other than an Event of Default referred to in Section 11.1(h)), Administrative Lender may, with the consent of the Required Lenders, or shall, upon instructions from the Required Lenders, by notice to Borrowers' Agent, (i) terminate the obligations of Lenders to extend any further credit under any of the Loan Documents, and (ii) declare all or any part of the Obligations to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Borrowers, and/or take such enforcement action as is permitted under this Section.  Upon the occurrence or existence of any Event of Default described in Section 11.1(h), immediately and without notice, (A) the obligations, if any, of Lenders to extend any further credit under any of the Loan Documents shall automatically cease and terminate, and (B) all indebtedness of Borrowers under the Loan Documents shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Borrowers.  Immediately after taking any action under this Section, Administrative Lender shall notify each Lender of such action.

             (b)        During the continuance of an Event of Default, Administrative Lender, in addition to any other rights and remedies contained in the Loan Documents, shall have all of the rights and remedies of a secured party under the Code and all other applicable law, all of which rights and remedies shall be cumulative and nonexclusive to the extent permitted by law.  Administrative Lender may cause the Collateral to remain on Borrower's premises, at Borrowers' expense, pending sale or other disposition thereof.  Administrative Lender shall have the right to conduct such sales on Borrower's premises or elsewhere, at Borrowers' expense, on such occasion(s) as Administrative Lender may see fit, and Borrowers, at Administrative Lender's request, will, at Borrowers' expense, assemble the Collateral and make it available to Administrative Lender at such place(s) as Administrative Lender may reasonably designate from time to time.  Any sale, lease or other disposition by Administrative Lender of the Collateral, or any part thereof, may be for cash or other value.  Borrowers shall execute and deliver, or cause to be executed and delivered, such instruments, documents, assignments, deeds, waivers, certificates and affidavits and take such further action as Administrative Lender shall reasonably require in connection with such sale, and Borrower hereby constitutes Administrative Lender as its attorney-in-fact to execute any such instrument, document, assignment, deed, waiver, certificate or affidavit on behalf of Borrower and in its name.  At any sale of the Collateral, the Collateral to be sold may be sold in one lot as an entirety or in separate lots as Administrative Lender may determine.  Administrative Lender shall not be obligated to make any sale of any Collateral if it determines not to do so, regardless of the fact that notice of sale was given.  Administrative Lender may, without notice or publication, adjourn any public or private sale or cause the sale to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which it is so adjourned.  In case any sale of Collateral is made on credit or for future delivery, the Collateral so sold may be retained by Administrative Lender until the sale price is paid, but Administrative Lender shall not incur any liability if any purchaser fails to pay for any Collateral so sold and, in case of any such failure, such Collateral may be sold again.  At any public sale, any Lender (i) may bid for or purchase the Collateral offered for sale free (to the extent permitted by law) from any rights of redemption, stay or appraisal on the part of Borrower with respect to the Collateral, (ii) make payment on account thereof by using any claim then due and payable to such Lender from Borrower as a credit against the purchase price, and (iii) upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to Borrower therefor.  Borrowers acknowledge that portions of the Collateral may be difficult to preserve and dispose of and may be subject to complex maintenance and management; accordingly, Administrative Lender shall have the widest possible latitude in the exercise of its rights and remedies hereunder.

             (c)         Administrative Lender is hereby granted a license and right to use, without charge upon the occurrence and during the continuance of an Event of Default and until the Obligations are fully and finally paid in cash and the Commitments terminated, Borrowers' labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, advertising material, General Intangibles and any other property of a similar nature in completing the production, advertising for sale and sale of any Collateral.

             (d)        Any notice required to be given by Administrative Lender with respect to any of the Collateral, which notice is given pursuant to Section 13.1 and deemed received pursuant to Section 13.1 at least five Business Days before a sale, lease, disposition or other intended action by Administrative Lender with respect to any of the Collateral, shall constitute fair and reasonable notice to Borrowers of any such action.  A public sale in the following fashion shall be conclusively presumed to be reasonable:  (i) the sale is held in a county where any part of the Collateral is located or in which Borrower has a place of business; (ii) the sale is conducted by auction, but it need not be by a professional auctioneer; (iii) any Collateral is sold as is and without any preparation for sale; and (iv) Borrowers' Agent is given notice of such public sale pursuant to the preceding sentence.

             (e)         Upon the occurrence and during the continuance of an Event of Default, Administrative Lender shall have, with respect to Rights to Payment, all rights and powers to:  (i) direct any and all account debtors to make all payments in respect of the Rights to Payment directly to Administrative Lender or otherwise demand payment of any or all of the Rights to Payment; (ii) enforce payment of any or all of the Rights to Payment by legal proceedings or otherwise; (iii) exercise Borrower's rights and remedies with respect to any actions or proceedings brought to collect a Right to Payment; (iv) sell or assign any Right to Payment upon such terms, for such amount and at such time or times as Administrative Lender deems advisable; (v) settle, adjust, compromise, extend or renew a Right to Payment; (vi) discharge or release any Right to Payment; and (vii) prepare, file and sign Borrower's name on any proof of claim in bankruptcy or any similar document against an account debtor, and to otherwise exercise the rights granted herein.

             (f)         Administrative Lender shall have no obligation (i) to preserve any rights to the Collateral against any Person, (ii) to make any demand upon or pursue or exhaust any rights or remedies against Borrowers or others with respect to payment of the Obligations, (iii) to pursue or exhaust any rights or remedies with respect to any of the Collateral or any other security for the Obligations, or (iv) to marshal any assets in favor of Borrower or any other Person against or in payment of any or all of the Obligations.

             (g)        Borrowers recognize that federal and/or state securities and other laws may limit the flexibility desired to achieve an otherwise commercially reasonable disposition of Collateral, and in the event of potential conflict between such laws and what in other circumstances might constitute commercial reasonableness, it is intended that consideration of such laws will prevail over attempts to achieve such commercial reasonableness.  In connection with any sale or other disposition of Collateral, compliance by Administrative Lender with the written advice of its counsel concerning the potential effect of any such law will not be cause for Borrower, or any other Person, to claim that such sale or other disposition was not commercially reasonable.

             (h)        Borrowers shall pay to Administrative Lender (for distribution to Lenders, as appropriate), on demand and as part of the Obligations, all costs and expenses, including court costs and costs of sale, incurred by Administrative Lender or any Lender in exercising any of its rights or remedies hereunder, and all costs and expenses incurred in connection with any review of any part of the Collateral.

11.3     ADMINISTRATIVE LENDER AS BORROWERS' ATTORNEY

             Borrower hereby appoints Administrative Lender or any other Person whom Administrative Lender may designate, as Borrower's attorney, with power during the continuation of an Event of Default:  to indorse Borrower's name on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into Administrative Lender's possession; to sign Borrower's name on any invoice or bill of lading relating to any Right to Payment, on drafts against customers, on schedules and assignments of Rights to Payment, on notices of assignment, financing statements and other public records, and on notices to customers; to notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Administrative Lender; to receive, open and process all mail addressed to Borrower; to ask for, demand, sue for, collect, receive, receipt and give aquittance for any and all moneys due or to become due with respect to any Collateral; to settle, compromise, prosecute or defend any action, claim or proceeding with respect to Collateral; to sell, assign, pledge, transfer and make any agreement with respect to or otherwise deal with the Collateral; and to do all things necessary to perfect Administrative Lender's security interest in the Collateral, to preserve and protect the Collateral and to otherwise carry out this Agreement; provided, however, that nothing contained in this Section will be construed as requiring or obligating Administrative Lender to take any action.  Provided Administrative Lender acts in a reasonable manner, Borrower ratifies and approves all acts of such attorney, and neither Administrative Lender nor the attorney will be liable for any acts or omissions nor for any error of judgment or mistake of fact or law.  This power being coupled with an interest is irrevocable until the Obligations have been fully satisfied and indefeasibly paid in cash and the Commitments terminated.

ARTICLE XII.  ADMINISTRATIVE LENDER

12.1     ACTIONS

             Each Lender hereby appoints U.S. Bank as Administrative Lender and authorizes U.S. Bank to perform the functions of Administrative Lender under the Loan Documents.  Each Lender authorizes Administrative Lender to act on behalf of such Lender under the Loan Documents and, in the absence of other written instructions from the Required Lenders received from time to time by Administrative Lender (with respect to which Administrative Lender agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel), to exercise such powers thereunder as are specifically delegated to or required of Administrative Lender by the terms thereof, together with such powers as may be reasonably incidental thereto.  Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) Administrative Lender ratably from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against Administrative Lender in any way relating to or arising out of the Loan Documents, including reasonable attorneys' fees (whether incurred at the trial or appellate level, in an arbitration or administrative proceeding, in bankruptcy, (including, without limitation, any adversary proceeding, contested matter or motion) or otherwise), and as to which Administrative Lender is not reimbursed by Borrowers; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted solely from Administrative Lender's gross negligence or willful misconduct.  Administrative Lender shall not be required to take any action under any Loan Document, or to prosecute or defend any suit in respect of any Loan Document, unless it is indemnified hereunder to its satisfaction.  If any indemnity in favor of Administrative Lender shall be or become, in Administrative Lender's determination, inadequate, Administrative Lender may call for additional indemnification from Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.

12.2     RELIANCE BY ADMINISTRATIVE LENDER

             Administrative Lender shall be entitled to rely upon any certificate, notice or other document (including any cable, telegram, fax, or telex) or telephonic notice believed by it in Good Faith to be genuine and correct and to have been signed, sent or made by or on behalf of the proper person or persons, and upon advice and statements of legal counsel (including Borrower's counsel), independent accountants and other experts selected by Administrative Lender with reasonable care.  As to any matters not expressly provided for by this Agreement, Administrative Lender shall not be required to take any action or exercise any discretion, but shall be required to act or to refrain from acting upon instructions of the Required Lenders and shall in all cases be fully protected by Lenders in acting, or in refraining from acting, under any Loan Document in accordance with the instructions of the Required Lenders, and such instructions of the Required Lenders and any action taken or failure to act pursuant thereto shall be binding on all Lenders.

12.3     EXCULPATION

             Neither Administrative Lender nor any of its directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it under any Loan Document, or in connection herewith or therewith, except for its own willful misconduct or gross negligence, nor responsible for any recitals or warranties therein, nor for the effectiveness, enforceability, validity or due execution of any Loan Document, nor for the creation, perfection or priority of any Liens purported to be created by any Loan Document, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, nor to make any inquiry respecting the performance by Obligors of their obligations under any Loan Document.  Any such inquiry which may be made by Administrative Lender shall not obligate it to make any further inquiry or to take any action.  Administrative Lender shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which Administrative Lender believes to be genuine and to have been presented by a proper Person.

12.4     SUCCESSOR

             Administrative Lender may resign as such at any time upon at least 30 days prior notice to Borrowers' Agent and all Lenders.  If Administrative Lender at any time shall resign, the Required Lenders may appoint another Lender as a successor Administrative Lender which shall thereupon become Administrative Lender hereunder.  If no successor Administrative Lender shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Lender's giving notice of resignation, then the retiring Administrative Lender may, on behalf of Lenders, appoint a successor Administrative Lender, which shall be one of the Lenders or a commercial banking institution organized under the laws of the United States (or any State thereof) or a U.S. branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $500,000,000.  Upon the acceptance of any appointment as Administrative Lender hereunder by a successor Administrative Lender, such successor Administrative Lender shall give Borrowers' Agent notice of such acceptance, shall be entitled to receive from the retiring Administrative Lender such documents of transfer and assignment as such successor Administrative Lender may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Lender, and the retiring Administrative Lender shall be discharged from its duties and obligations under the Loan Documents.  After any retiring Administrative Lender's resignation hereunder as Administrative Lender, the provisions of (a) this Article XII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Lender under this Agreement; and (b) Section 13.2 and Section 13.3 shall continue to inure to its benefit.

12.5     LOANS BY U.S. BANK

             U.S. Bank shall have the same rights and powers with respect to the Loans made by it or any of its affiliates as any other Lender and may exercise such rights and powers as if it were not Administrative Lender.  U.S. Bank and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with any Borrower or Subsidiary or affiliate of Borrower as if U.S. Bank were not the Administrative Lender.

12.6     CREDIT DECISIONS

             Each Lender acknowledges that it has made its own credit decision to extend its commitments hereunder independently of Administrative Lender and each other Lender, and based on such Lender's review of the financial information of Borrowers, this Agreement, the other Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate.  Each Lender also acknowledges that it will continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under the Loan Document independently of Administrative Lender and each other Lender and based on such other documents, information and investigations as it shall deem appropriate at any time.

ARTICLE XIII.  MISCELLANEOUS

13.1     NOTICES

             Except as specified otherwise herein, all notices, requests and demands which any party is required or may desire to give to any other party under this Agreement must be in writing.  Each notice to be given to Administrative Lender or any Lender shall be addressed to Administrative Lender and each Lender at its address or fax number set forth as the "Address for Notices" for Administrative Lender or such Lender in Schedule I hereto, or to such other address or fax number as Administrative Lender or any Lender may designate for itself by notice to all other parties.  Each notice to be given to Borrowers' Agent or Borrower shall be addressed to Borrowers' Agent at the following address or fax number:

To Borrowers' Agent:	Monaco Coach Corporation
91320 Industrial Way
Coburg, Oregon 97408
Attn: Chief Financial Officer
Fax: (541) 302-3835

or to such other address or fax number as Borrowers' Agent may designate for itself by notice to all other parties.  Each such notice, request and demand shall be deemed given or made as follows:  (a) three Business Days following deposit in the United States mails, with first class postage prepaid, (b) the next Business Day after such notice was delivered to a regularly scheduled overnight delivery, or (c) upon receipt of notice given by fax, mailgram, telegram, telex, or personal delivery.

13.2     COSTS, EXPENSES, ATTORNEYS' FEES

             Borrowers shall pay immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (whether incurred at the trial or appellate level, in an arbitration or administrative proceeding, in bankruptcy (including, without limitation, any adversary proceeding, contested matter or motion) or otherwise), incurred by Administrative Lender and/or any Lender in connection with (a) the negotiation and preparation of the Loan Documents, (b) the enforcement, preservation or protection (or attempted enforcement, preservation or protection) of Administrative Lender's and/or any Lender's rights (except in a dispute solely between Lenders), including, without limitation, periodic collateral examinations, and/or the collection of any amounts which become due under any of the Loan Documents, and (c) the prosecution or defense of any action in any way related to any of the Loan Documents, including without limitation, any action for declaratory relief, and including any of the foregoing incurred in connection with any bankruptcy proceeding relating to Borrower.

13.3     INDEMNIFICATION

             (a)         To the fullest extent permitted by law, Borrowers hereby agree to protect, indemnify, defend and hold harmless each of Administrative Lender and Lenders and each of their respective officers, directors, shareholders, employees, agents, attorneys and affiliates (collectively, "Indemnitees") from and against any liabilities, losses, damages or expenses of any kind or nature and from any suits, claims or demands (including in respect of or for reasonable attorneys' fees (whether incurred at the trial or appellate level, in an arbitration or administrative proceeding, in bankruptcy (including, without limitation, any adversary proceeding, contested matter or motion) or otherwise) and other expenses, including the allocated costs and expenses of internal counsel) arising on account of or in connection with any matter or thing or action or failure to act by Indemnitees, or any of them, arising out of or relating to any Loan Document, including without limitation any use by Borrower of any proceeds of credit advanced, except to the extent such liability arises from the willful misconduct or gross negligence of the Indemnitees (collectively, the "Indemnified Liabilities").

             (b)        Upon receiving knowledge of any suit, claim or demand asserted by a third party that Administrative Lender and/or any Lender believes is covered by this indemnity, such Indemnitee shall give Borrowers' Agent notice of the matter and an opportunity to defend it, at Borrowers' sole cost and expense, with legal counsel satisfactory to such Lender.  Such Lender may also require Borrowers to defend the matter.  Any failure or delay of such Lender to notify Borrowers' Agent of any such suit, claim or demand shall not relieve Borrowers of their obligations under this Section, but shall reduce such obligations to the extent of any increase in those obligations caused solely by an unreasonable failure or delay in providing such notice.  Borrowers may not settle or otherwise compromise any claim with respect to any Indemnified Liability unless the settlement includes an unconditional release of the Indemnitee from all liability on claims that are the subject of such settlement and may not settle or otherwise compromise any claim with respect to any Indemnified Liability, other than a claim for money damages, without the prior written consent of the Indemnitee, which consent shall not be unreasonably withheld.

             (c)         If and to the extent that the foregoing undertaking may be unenforceable for any reason Borrowers shall make the maximum contribution permissible under applicable law to the payment and satisfaction of each of the Indemnified Liabilities.

             (d)        This Section shall survive the payment in full and performance of all of Borrowers' other Obligations.

13.4     WAIVERS, AMENDMENTS

             Any term, covenant, agreement or condition of any Loan Document may be amended or waived if such amendment or waiver is in writing and is signed by the Required Lenders (or by Administrative Lender with written consent of the Required Lenders), Borrowers' Agent and any other party thereto; provided, however, that any amendment, waiver or consent which affects the rights or duties of Administrative Lender, L/C Bank or Swingline Lender must be in writing and be signed also by the affected Administrative Lender, L/C Bank or Swingline Lender; and provided further, that any amendment, waiver or consent which effects any of the following changes must be in writing and signed by all Lenders (or by Administrative Lender with the written consent of all Lenders): (a) increases the maximum amount of credit available hereunder; (b) extends the maturity date of any Loan; (c) reduces the principal of, or interest (including default rate interest) on, any Loan or any fees or other amounts payable for the account of Lenders hereunder; (d) postpones or conditions any date fixed for any payment of the principal of, or interest on, any Loan or any fees or other amounts payable for the account of Lenders hereunder; (e) waives or amends this Section; (f) amends the definition of Required Lenders or any provision of this Agreement requiring approval of the Required Lenders or some other specified amount of Lenders; (g) increases or decreases the commitment or the Ratable Portion of any Lender (other than through an assignment under Section 13.5); (h) waives any of the conditions set forth in Article VII; (i) releases any material Collateral; or (j) amends any guaranty of the Obligations (or releases any guarantor of is obligations thereunder.  Unless otherwise specified in such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given.

13.5     SUCCESSORS AND ASSIGNS

             (a)         Binding Effect.  The Loan Documents shall be binding upon and inure to the benefit of Borrowers, Administrative Lender, Lenders and their respective successors and permitted assigns, except that Borrower may not assign or transfer any of its rights or obligations under any Loan Document without the prior written consent of Administrative Lender and each Lender.  All references in this Agreement to any Person shall be deemed to include all successors and assigns of such Person.

             (b)        Participations.  Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other financial institutions ("Participants") participating interests in any obligations owing to such Lender under the Loan Documents.  In the event of any such sale, (i) such Lender's obligations under the Loan Documents to the other parties to the Loan Documents shall remain unchanged, (ii) such Lender shall remain solely responsible for the performance thereof and (iii) Borrowers, Borrowers' Agent and Administrative Lender shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.  Participants shall have no rights under the Loan Documents except as provided below.  No Lender shall sell any participating interest under which the Participant shall have any right to vote on any amendment, consent or waiver of this Agreement or any other Loan Document; provided, however, that any agreement under which any Lender sells a participating interest to a Participant may require the selling Lender to obtain the consent of such Participant in order for such Lender to agree or consent to any amendment of a type specified in items (a)-(i) of Section 13.4.  No agreement under which any Lender sells a participating interest to a Participant may permit the Participant to transfer, pledge, assign, sell participations in or otherwise encumber its participating interest.  If any amount outstanding under the Loan Documents is due and unpaid, each Participant shall have all the rights of a "Lender" under Section 13.6 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents; provided, however, that such rights of setoff shall be subject to the obligation of such Participant to share with Lenders, and Lenders agree to share with such Participant, as provided in Section 3.8(b) hereof.  Borrowers also agree that any Lender that has transferred all or part of its interests in the Obligations to one or more Participants shall, notwithstanding any such transfer, be entitled to the full benefits accorded such Lender under Sections 3.9 and 3.11 hereof, as if such Lender had not made such transfer.  Without limiting the foregoing, no Participant shall be entitled to costs, expenses or attorneys' fees under Section 13.2 or Section 13.3.

             (c)         Assignments.  Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time, sell and assign to any Lender, any affiliate of a Lender or any other bank or financial institution (individually, an "Assignee") all or any portion of its rights and obligations under the Loan Documents (such a sale and assignment to be referred to herein as an "Assignment") pursuant to an Assignment and Assumption Agreement in the form of Exhibit G attached hereto (an "Assignment Agreement") executed by each Assignee and such assignor Lender (an "Assignor") and delivered to Administrative Lender for its acceptance and recording in the Register (as defined below); provided, however, that:  (i) each Assignment shall be in a minimum amount of $5,000,000; (ii) if the Assignment is not an assignment of Assignor's entire commitment, Assignor maintains a minimum commitment of $5,000,000; and (iii) each Assignment which is not to a Lender or an affiliate thereof, shall be made only with the written consent of Administrative Lender (and, in the absence of a Default, Borrowers' Agent), which consent(s) shall not be unreasonably withheld.  Upon the execution, delivery, acceptance and recording of each Assignment Agreement, from and after the effective date set forth therein, (A) each Assignee shall be a Lender with a commitment as set forth in Section 1 of such Assignment Agreement and shall have the rights, duties and obligations of a Lender under the Loan Documents, and (B) the Assignor shall be a Lender with a commitment as set forth in Section 1 of such Assignment Agreement, or, if the commitment of the Assignor has been reduced to zero, the Assignor shall cease to be a Lender; provided, however, that each Assignor shall nevertheless be entitled to the indemnification rights contained in Section 13.3 hereof for any events, acts or omissions occurring before the effective date of its Assignment.  Each Assignment Agreement shall be deemed to amend Schedule I hereto to the extent necessary to reflect the addition of each Assignee and the resulting adjustment of commitments arising from the purchase by each Assignee of all or a portion of the rights and obligations of an Assignor under this Agreement and the other Loan Documents.

             (d)        Register.  Administrative Lender shall maintain at Administrative Lender's Office a copy of each Assignment Agreement delivered to and accepted by Administrative Lender and a register ("Register") for the recordation of the names and addresses of Lenders and the commitment of each Lender from time to time.  The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrowers, Administrative Lender and Lenders may treat each entity whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by Borrowers' Agent or any Lender at any reasonable time and from time to time upon reasonable prior notice.

             (e)         Registration.  Upon its receipt of an Assignment Agreement executed by an Assignor and an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate of a Lender, by Borrowers' Agent and Administrative Lender) together with payment by such Assignee to Administrative Lender of a registration and processing fee of $3,500, Administrative Lender shall (i) promptly accept such Assignment Agreement and (ii) on the effective date of such Assignment record the information contained therein in the Register and give notice of such acceptance and recordation to Lenders and Borrowers' Agent.  Administrative Lender may, from time to time at its election, prepare and deliver to Lenders and Borrowers' Agent a revised Schedule I reflecting the names, addresses and respective commitments of all Lenders then parties hereto.

             (f)         Federal Reserve Bank.  Notwithstanding the foregoing provisions of this Section, any Lender may at any time pledge or assign all or any portion of such Lender's rights under this Agreement and the other Loan Documents to a Federal Reserve Bank; provided, however, that no such pledge or assignment will release such Lender from such Lender's obligations hereunder or under any other Loan Document.

13.6     SETOFF

             In addition to any rights and remedies of Lenders provided by law, each Lender shall have the right, with the prior consent of Administrative Lender (which consent will not be unreasonably withheld) but without prior notice to Borrower, any such notice being expressly waived by Borrower to the extent permitted by applicable law, during the continuance of an Event of Default to setoff and apply against any indebtedness, whether matured or unmatured, of Borrower to such Lender any amount owing from such Lender or any affiliate thereof to Borrower at any time during the continuation of an Event of Default.  This right of setoff may be exercised by such Lender against Borrower or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver or execution, judgment or attachment creditor of Borrower or against anyone else claiming through or against Borrower or such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of setoff shall not have been exercised by such Lender prior to the occurrence of an Event of Default.  Each Lender agrees promptly to notify Borrower after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

13.7     NO WAIVER; CUMULATIVE REMEDIES

             No failure on the part of Administrative Lender or any Lender to exercise, and no delay in exercising, any right, power, privilege or remedy under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, privilege or remedy preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy.  The rights and remedies under the Loan Documents are cumulative and not exclusive of any rights, powers, privileges and remedies that may otherwise be available to Administrative Lender or any Lender.

13.8     ENTIRE AGREEMENT

             The Loan Documents constitute the entire agreement among Borrowers, Administrative Lender and Lenders with respect to the Loans and the Letters of Credit and supersede all prior negotiations, communications, discussions, correspondence and agreements concerning the subject matter hereof, except that the US Bank commitment letter addressed to Parent dated December 13, 2000 remains effective with respect to the term loan referenced therein and with respect to pricing changes to be made regarding the credit provided herein if the term loan contemplated by the commitment letter is made.  This Agreement cannot be changed orally or by the conduct of the parties and may be amended or modified only in writing signed by the party against him enforcement is sought.

13.9     NO THIRD PARTY BENEFICIARIES

             This Agreement is made and entered into for the sole protection and benefit of the parties hereto and their respective permitted successors and assigns, and no other person or entity shall be a third party beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any other of the Loan Documents to which it is not a party.

13.10   CONFIDENTIALITY

             Lenders shall hold all non-public information (which has been identified as such by Borrowers' Agent) obtained pursuant to the requirements of this Agreement in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure to any of their examiners, affiliates, outside auditors, counsel and other professional advisors in connection with this Agreement or as reasonably required by any bona fide transferee, participant or assignee or as required or requested by any Governmental Authority or pursuant to legal process; provided, however, that (a) unless specifically prohibited by applicable law or court order, each Lender shall notify Borrowers' Agent of any request by any Governmental Authority (other than any such request in connection with an examination of the financial condition of such Lender by such Governmental Authority) for disclosure of any such non-public information prior to disclosure of such information, (b) prior to any such disclosure pursuant to this Section, each Lender shall require any such bona fide transferee, participant and assignee receiving a disclosure of non-public information to agree in writing (i) to be bound by this Section and (ii) to require such Person to require any other Person to whom such Person discloses such non-public information to be similarly bound by this Section, and (c) except as may be required by an order of a court of competent jurisdiction and to the extent set forth therein, no Lender shall be obligated or required to return any materials furnished by any Borrower or Subsidiary.

13.11   TIME

             Time is of the essence of each and every provision of this Agreement and each other of the Loan Documents.

13.12   SEVERABILITY OF PROVISIONS

             If any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this Agreement.

13.13   GOVERNING LAW

             This Agreement shall be governed by and construed in accordance with the laws of the State of Oregon.

13.14   SUBMISSION TO JURISDICTION

             EACH OF BORROWER, ADMINISTRATIVE LENDER AND LENDERS HEREBY:  (A) SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF OREGON AND THE FEDERAL COURTS OF THE UNITED STATES FOR THE DISTRICT OF OREGON FOR THE PURPOSE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS; (B) AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH COURTS; (C) IRREVOCABLY WAIVES (TO THE FULL EXTENT PERMITTED BY APPLICABLE LAW) ANY OBJECTION WHICH IT NOW OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY OF THE FOREGOING COURTS, AND ANY OBJECTION ON THE GROUND THAT ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM; AND (D) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PERMITTED BY LAW.

13.15   WAIVER OF JURY TRIAL

             EACH OF BORROWER, ADMINISTRATIVE LENDER AND LENDERS, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, COUNTERCLAIM OR OTHER LITIGATION IN ANY WAY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS OR EVENTS REFERENCED HEREIN OR THEREIN OR CONTEMPLATED HEREBY OR THEREBY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE.  THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND/OR ANY OTHER OF THE LOAN DOCUMENTS.  A COPY OF THIS SECTION MAY BE FILED WITH ANY COURT AS WRITTEN EVIDENCE OF THE WAIVER OF THE RIGHT TO TRIAL BY JURY AND THE CONSENT TO TRIAL BY COURT.

13.16   COUNTERPARTS

             This Agreement may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes.  Delivery of an executed signature page of this Agreement by fax shall be effective as delivery of a manually executed counterpart hereof.

13.17   OREGON STATUTORY NOTICE

             UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY LENDER AFTER OCTOBER 3, 1989 CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY THE LENDER TO BE ENFORCEABLE.

             IN WITNESS WHEREOF, this Amended and Restated Credit Agreement has been duly executed as of the date first written above.

MONACO COACH CORPORATION

By:
Title:

ROYALE COACH BY MONACO, INC.

By:
Title:

MCC ACQUISITION CORPORATION

By:
Title:

U.S. BANK NATIONAL ASSOCIATION

By:
Title:

SCHEDULE I

1.  LENDERS:

U.S. BANK NATIONAL ASSOCIATION

REVOLVING LOAN COMMITMENT:	$50,000,000	(100%)

Applicable Lending Office:
U.S. Bank National Association Oregon Commercial Banking 800 Willamette Street, 3rd Floor PO Box 10553 Eugene, Oregon 97440 Attn: Ken Carson Telephone: (541) 465-4127 Fax: (541) 342-6712

Address for Notices:
U.S. Bank National Association Oregon Commercial Banking 800 Willamette Street, 3rd Floor PO Box 10553 Eugene, Oregon 97440 Attn: Ken Carson Telephone: (541) 465-4127 Fax: (541) 342-6712

Wiring Instructions:

SCHEDULE II

Pricing Schedule
	Level I	Level II	Level III	Level IV
LIBOR Margin	175	150	125	100
Fee Percentage	30	25	20	15

             For purposes of this Pricing Schedule, the following terms have the following meanings:

             "Level I" applies on any day if, on such day, the applicable Leverage Ratio is 1.25:1 or greater.

             "Level II" applies on any day if, on such day, the applicable Leverage Ratio is equal to or greater than 1.0:1 and less than 1.25:1.

             "Level III" applies on any day if, on such day, the applicable Leverage Ratio is equal to or greater than 0.75:1 and less than 1.0:1.

             "Level IV" applies on any day if, on such day, the applicable Leverage Ratio is less than 0.75:1.

             For purposes of this Pricing Schedule, the Leverage Ratio shall be calculated once every quarter based on the financial information most recently reported by Borrowers' Agent pursuant to Section 8.3 of the Agreement; provided, however, that the Leverage Ratio shall not be computed on the financial information most recently reported by Borrowers' Agent until the later of the first day of the month after receipt of such information or five Business Days after the receipt thereof, and if the most recent report required pursuant to Section 8.3 has not been delivered, or if Administrative Lender reasonably objects to the accuracy of such report within five Business Days after the receipt thereof, the next higher Level from the Level then in effect shall apply until such time as the delinquent report is delivered or Administrative Lender's objections are resolved to Administrative Lender's reasonable satisfaction.

SCHEDULE III

Existing Letters of Credit

L/C Number: SLCPPDX00806
Type: Irrevocable Standby Letter of Credit
Beneficiary: Hartford Fire Insurance Company, Hartford CT
Amount: $500,000.00
Expiry: 8/28/01

L/C Number: SLCPPDX00807
Type: Irrevocable Standby Letter of Credit
Beneficiary: Connecticut Surety Insurance Agency, Inc., Hartford CT
Amount: $149,975.00
Expiry: 8/28/01

EXHIBIT A
TO
CREDIT AGREEMENT

Borrowing Base Certificate
of
Monaco Coach Corporation et al.

As of: ___________________

Aggregate RV A/R balance

Ineligible RV A/R:
Over 60 days	( )
Excess concentration	( )
Cross-Ineligibles	( )
Affiliates	( )
International	( )
Other	( )
Eligible A/R
85% of Eligible A/R

50% of Eligible Raw Materials
90% of Eligible Finished Goods
Chassis Accounts Payable	( )
Inventory Availability

Borrowing Base
Outstanding Revolving Loans		( )
Outstanding Swing Loans		( )
Outstanding Letters of Credit		( )
Available Credit

CERTIFICATE

             The undersigned Chief Financial Officer of Monaco Coach Corporation hereby certifies to Administrative Lender that:  (i) the foregoing information is true, accurate and complete as of the close of business on ________, _____; (ii) the undersigned is familiar with Borrowers' businesses and financial affairs and has access to all of Borrowers' business records material to the compilation and determination of the information set forth above; and (iii) this Certificate is being delivered to Administrative Lender pursuant to the Credit Agreement among Borrowers, U.S. Bank, National Association as Administrative Lender, and the lenders named therein for the purpose of inducing Lenders to extend credit to Borrowers.

DATED:  __________, ______.

By:

Chief Financial Officer

EXHIBIT B
TO
CREDIT AGREEMENT

FORM OF PROMISSORY NOTES

Revolving Loans Promissory Note
$50,000,000	January 12, 2001

             FOR VALUE RECEIVED, the undersigned, MONACO COACH CORPORATION, a Delaware corporation, ROYALE COACH BY MONACO, INC., an Indiana corporation, and MCC ACQUISITION CORPORATION, a Delaware corporation, (each individually referred to as "Borrower" and all collectively referred to as "Borrowers") hereby jointly and severally promise to pay to the order of U.S. BANK NATIONAL ASSOCIATION as Administrative Lender for the ratable benefit of the Lenders ("Administrative Lender") on the Maturity Date, or at such earlier time as is provided in that certain Credit Agreement among Borrowers, U.S. Bank National Association (as Administrative Lender) and the lenders named therein dated as of January 12, 2001, (as amended, modified or supplemented from time to time, the "Credit Agreement"), the principal sum of Fifty Million Dollars ($50,000,000), or such lesser amount as shall equal the aggregate outstanding principal balance of all Revolving Loans made by Lenders to Borrowers pursuant to the Credit Agreement.

             This promissory note is one of the promissory notes referred to in, and subject to the terms of, the Credit Agreement.  Capitalized terms used herein shall have the respective meanings assigned to them in the Credit Agreement.

             Borrower further promises to pay interest on the outstanding principal balance hereof at the interest rates, and payable on the dates, set forth in the Credit Agreement.  All payments of principal and interest hereunder shall be made to Administrative Lender in lawful money of the United States and in same day or immediately available funds.

             Administrative Lender is authorized but not required to record the date and amount of each advance made hereunder, the date and amount of each payment of principal and interest hereunder, and the resulting unpaid principal balance hereof, in Administrative Lender's internal records, and any such recordation shall be prima facie evidence of the accuracy of the information so recorded; provided however, that Administrative Lender's failure to so record such amounts shall not limit or otherwise affect Borrower's obligations hereunder and under the Credit Agreement to repay the principal hereof and interest hereon.

             Borrowers shall pay all costs of collection, including reasonable attorneys' fees (whether incurred at the trial or appellate level, in an arbitration or administrative proceeding, in bankruptcy (including, without limitation, any adversary proceeding, contested matter or motion) or otherwise).  No delay or failure on the part of Administrative Lender to exercise any of its rights hereunder shall be deemed a waiver of such rights or any other right of Administrative Lender nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of such rights or any other right on any future occasion.  Borrowers and every surety, indorser and guarantor of this Note waive presentment, demand, protest, notice of intention to accelerate, notice of acceleration, notice of nonpayment and all other notices of every kind, and agree that their liability under this Note shall not be affected by any renewal, postponement or extension in the time of payment hereof, by any indulgence granted by any holder hereof with respect hereto, or by any release or change in any security for the payment of this Note, and they hereby consent to any and all renewals, extensions, indulgences, releases or changes, regardless of the number of such renewals, extensions, indulgences, releases or changes.

             The Credit Agreement provides, among other things, for acceleration (which in certain cases shall be automatic) of the maturity hereof upon the occurrence of certain stated events, in each case without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrowers.

             Borrowers' obligations evidenced by this promissory note are secured by the collateral described in the Loan Documents.  The Loan Documents describe the rights of Administrative Lender with respect to the collateral.

             In the event of any conflict between the terms of this promissory note and the terms of the Credit Agreement, the terms of the Credit Agreement shall control.

             This promissory note shall be governed by and construed in accordance with the laws of the State of Oregon.

             UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY ANY LENDER OR ADMINISTRATIVE LENDER AFTER OCTOBER 3, 1989 CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY SUCH LENDER OR ADMINISTRATIVE LENDER TO BE ENFORCEABLE.

MONACO COACH CORPORATION
By:
Title:

ROYALE COACH BY MONACO, INC.	MCC ACQUISITION CORPORATION
By:	By:
Title:	Title:

Swing Loans Promissory Note
$50,000,000	January 12, 2001

             FOR VALUE RECEIVED, MONACO COACH CORPORATION, a Delaware corporation, ROYALE COACH BY MONACO, INC., an Indiana corporation, and MCC ACQUISITION CORPORATION, a Delaware corporation, (each individually referred to as "Borrower" and all collectively referred to as "Borrowers") hereby jointly and severally promise to pay to the order of U.S. BANK NATIONAL ASSOCIATION ("Lender") on the Maturity Date, or at such earlier time as is provided in that certain Credit Agreement among Borrowers, U.S. Bank National Association (as Administrative Lender and as Swingline Lender) and the lenders named therein dated as of January 12, 2001, (as amended, modified or supplemented from time to time, the "Credit Agreement"), the principal sum of Fifty Million Dollars ($50,000,000), or such lesser amount as shall equal the aggregate outstanding principal balance of all Swing Loans made by Lender to Borrowers pursuant to the Credit Agreement.

             This promissory note is one of the promissory notes referred to in, and subject to the terms of, the Credit Agreement.  Capitalized terms used herein shall have the respective meanings assigned to them in the Credit Agreement.

             Borrower further promises to pay interest on the outstanding principal balance hereof at the interest rates, and payable on the dates, set forth in the Credit Agreement.  All payments of principal and interest hereunder shall be made to Administrative Lender in lawful money of the United States and in same day or immediately available funds.

             Lender is authorized but not required to record the date and amount of each advance made hereunder, the date and amount of each payment of principal and interest hereunder, and the resulting unpaid principal balance hereof, in Lender's internal records, and any such recordation shall be prima facie evidence of the accuracy of the information so recorded; provided however, that Lender's failure to so record such amounts shall not limit or otherwise affect Borrower's obligations hereunder and under the Credit Agreement to repay the principal hereof and interest hereon.

             Borrowers shall pay all costs of collection, including reasonable attorneys' fees (whether incurred at the trial or appellate level, in an arbitration or administrative proceeding, in bankruptcy (including, without limitation, any adversary proceeding, contested matter or motion) or otherwise).  No delay or failure on the part of Lender to exercise any of its rights hereunder shall be deemed a waiver of such rights or any other right of Lender nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of such rights or any other right on any future occasion.  Borrowers and every surety, indorser and guarantor of this Note waive presentment, demand, protest, notice of intention to accelerate, notice of acceleration, notice of nonpayment and all other notices of every kind, and agree that their liability under this Note shall not be affected by any renewal, postponement or extension in the time of payment hereof, by any indulgence granted by any holder hereof with respect hereto, or by any release or change in any security for the payment of this Note, and they hereby consent to any and all renewals, extensions, indulgences, releases or changes, regardless of the number of such renewals, extensions, indulgences, releases or changes.

             The Credit Agreement provides, among other things, for acceleration (which in certain cases shall be automatic) of the maturity hereof upon the occurrence of certain stated events, in each case without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrowers.

             Borrowers' obligations evidenced by this promissory note are secured by the collateral described in the Loan Documents.  The Loan Documents describe the rights of Administrative Lender, Lender and any other holder hereof with respect to the collateral.

             In the event of any conflict between the terms of this promissory note and the terms of the Credit Agreement, the terms of the Credit Agreement shall control.

             This promissory note shall be governed by and construed in accordance with the laws of the State of Oregon.

          UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY LENDER AFTER OCTOBER 3, 1989 CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY THE LENDER TO BE ENFORCEABLE.

MONACO COACH CORPORATION
By:
Title:

ROYALE COACH BY MONACO, INC.	MCC ACQUISITION CORPORATION
By:	By:
Title:	Title:

EXHIBIT C
TO
CREDIT AGREEMENT

Notice of Authorized Representatives

U.S. Bank National Association
Oregon Commercial Banking
800 Willamette Street, 3rd Floor
PO Box 10553
Eugene, Oregon  97440
Attn:  Ken Carson

             Reference is made to that certain Credit Agreement among Monaco Coach Corporation, a Delaware corporation, Royale Coach By Monaco, Inc., an Indiana corporation, and MCC Acquisition Corporation, a Delaware corporation, (each individually referred to as a "Borrower" and all collectively referred to as "Borrowers"), U.S. Bank National Association (as Administrative Lender) and the lenders named therein dated as of January 12, 2001, (as amended, modified or supplemented from time to time, the "Credit Agreement").  Capitalized terms used herein shall have the respective meanings assigned to them in the Credit Agreement.

             Borrowers' Agent hereby represents to Administrative Lender that the following persons are the Authorized Representatives, as defined in the Credit Agreement, and that the signatures opposite their names are their true signatures:

Name and Office	Signature

             Administrative Lender is authorized to rely on this Notice of Authorized Representatives until such time, if any, as Borrowers' Agent has delivered to Administrative Lender, and Administrative Lender has received, a duly executed Notice of Authorized Representatives in substitution hereof.  This Notice of Authorized Representatives cancels and supersedes any Notice of Authorized Representatives at any time prior to the date hereof delivered by Borrowers' Agent to Administrative Lender.

             IN WITNESS WHEREOF, Borrowers' Agent hereby confirms that it has caused this Notice of Authorized Representatives to be duly executed as of ______________.

MONACO COACH CORPORATION

By:
Title:

EXHIBIT D
TO
CREDIT AGREEMENT

Notice of Borrowing

U.S. Bank National Association
Oregon Commercial Banking
800 Willamette Street, 3rd Floor
PO Box 10553
Eugene, Oregon  97440
Attn:  Ken Carson

             Reference is made to that certain Credit Agreement among Monaco Coach Corporation, a Delaware corporation, Royale Coach By Monaco, Inc., an Indiana corporation, and MCC Acquisition Corporation, a Delaware corporation, (each individually referred to as a "Borrower" and all collectively referred to as "Borrowers"), U.S. Bank National Association (as Administrative Lender) and the lenders named therein dated as of January 12, 2001, (as amended, modified or supplemented from time to time, the "Credit Agreement").  Capitalized terms used herein shall have the respective meanings assigned to them in the Credit Agreement.

             1.          Pursuant to Section 3.1 of the Credit Agreement, Borrowers' Agent, on behalf of Borrowers, hereby requests Revolving Loans upon the following terms:

             (a)         The aggregate principal amount is to be $___________.

             (b)        The date of borrowing is to be _________.

             (c)         $________ of the Loans are to be Prime Rate Loans, and $________ of the Loans are to be LIBOR Loans with a Fixed Rate Term of _______________months.

             2.          Borrowers' Agent, on behalf of Borrowers, hereby certifies to Administrative Lender and Lenders that, on the date of this Notice of Borrowing and after giving effect to the requested disbursement (including the use of the proceeds thereof):

             (a)         Borrowers' representations and warranties in the Loan Documents are correct in all material respects as if made on the date hereof;

             (b)        no Default is continuing or would result from the requested Loans being made; and

             (c)         no event or circumstance exists that can reasonably be expected to have a Material Adverse Effect.

             The party signing below on behalf of Borrowers' Agent is an Authorized Representative and has caused this Notice of Borrowing to be duly executed on behalf of Borrowers as of ______________.

MONACO COACH CORPORATION

By:
Title:

EXHIBIT E
TO
CREDIT AGREEMENT

Notice of Conversion or Continuation

U.S. Bank National Association
Oregon Commercial Banking
800 Willamette Street, 3rd Floor
PO Box 10553
Eugene, Oregon  97440
Attn:  Ken Carson

             Reference is made to that certain Credit Agreement among Monaco Coach Corporation, a Delaware corporation, Royale Coach By Monaco, Inc., an Indiana corporation, and MCC Acquisition Corporation, a Delaware corporation, (each individually referred to as a "Borrower" and all collectively referred to as "Borrowers"), U.S. Bank National Association (as Administrative Lender) and the lenders named therein dated as of January 12, 2001, (as amended, modified or supplemented from time to time, the "Credit Agreement").  Capitalized terms used herein shall have the respective meanings assigned to them in the Credit Agreement.

             1.          Pursuant to Section 3.5 of the Credit Agreement, Borrowers' Agent, on behalf of Borrowers, hereby requests [the continuation of all or part of outstanding LIBOR Loans with Fixed Rate Terms ending on ___________] [the conversion of all or part of its outstanding Prime Rate Loans], as follows:

             (a)         The Loans to which this Notice applies are $_______ of Revolving Loans.

             (b)        The effective date of continuation and/or conversion is to be ___________.

             (c)         The aggregate amount of [said outstanding LIBOR Loans that are Revolving Loans to be continued as] [said outstanding Prime Rate Loans that are Revolving Loans to be converted to] LIBOR Loans, and each requested Fixed Rate Term, are:
Amount	Fixed Rate Term
$	months
$	months

             (d)        The aggregate amount of said outstanding LIBOR Loans that are Revolving Loans to be continued as Prime Rate Loans is $___________.

             2.          Borrowers' Agent, on behalf of Borrowers, hereby certifies to Administrative Lender and Lenders that, on the date of this Notice of Conversion or Continuation, no Default has occurred and is continuing.

             The party signing below on behalf of Borrowers' Agent is an Authorized Representative and has caused this Notice of Conversion or Continuation to be duly executed on behalf of Borrowers as of _____________.

MONACO COACH CORPORATION

By:
Title:

EXHIBIT F
TO
CREDIT AGREEMENT

Certificate of Chief Financial Officer

U.S. Bank National Association
Oregon Commercial Banking
800 Willamette Street, 3rd Floor
PO Box 10553
Eugene, Oregon  97440
Attn:  Ken Carson

and each Lender

             This certificate is furnished pursuant to Section 8.3 of that certain Credit Agreement among Monaco Coach Corporation, a Delaware corporation, Royale Coach By Monaco, Inc., an Indiana corporation, and MCC Acquisition Corporation, a Delaware corporation, (each individually referred to as a "Borrower" and all collectively referred to as "Borrowers"), U.S. Bank National Association (as Administrative Lender) and the lenders named therein dated as of January 12, 2001, (as amended, modified or supplemented from time to time, the "Credit Agreement").  Capitalized terms used herein shall have the respective meanings assigned to them in the Credit Agreement.

             The undersigned hereby certifies that:

             (1)         the financial statements of Borrowers attached hereto for the [quarter] [year] ending _________________, ____ were prepared in accordance with GAAP and fairly present in all material respects Borrowers' balance sheet as of the end of such [quarter] [year] and income and cash flow for such [quarter] [year] and year-to-date (subject to normal year end adjustments and without notes);

             (2)         [no Default existed at any time during such [quarter] [year]] [no Default existed at any time during such [quarter] [year] except for the events described below and a detailed statement of the action which Borrowers [have taken] [propose to take] with respect to each such event is set forth the description of such event below]; and

             (3)         the calculation demonstrating Borrowers' compliance with the covenants set forth in Article X is attached hereto.

             Dated:__________, ____.

Name:
Chief Financial Officer

EXHIBIT G
TO
CREDIT AGREEMENT

Assignment and Assumption Agreement

             THIS ASSIGNMENT AND ASSUMPTION AGREEMENT ("Agreement") is entered into as of ____________, between ___________________ ______________________ ("Assignor") and ________________________ ("Assignee").

             WHEREAS, Assignor is a Lender under that certain Credit Agreement among Monaco Coach Corporation, a Delaware corporation, Royale Coach By Monaco Corporation, an Indiana corporation, and MCC Acquisition Corporation, a Delaware corporation, (each individually referred to as "Borrower" and all collectively referred to as "Borrowers"), U.S. Bank National Association (as Administrative Lender) and the lenders named therein dated as of January 12, 2001, (as amended, modified or supplemented from time to time, the "Credit Agreement").  Capitalized terms used but not defined in this Agreement shall have the meanings set forth in the Credit Agreement.

             WHEREAS, it is the intention of Assignor and Assignee that (a) Assignor assign to Assignee [all] [a portion] of Assignor's rights and obligations under the Credit Agreement, (b) Assignee assume all such assignment obligations of Assignor, and (c) Assignor be released from such assigned obligations.

             NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

             1.          Assignment.  Effective on the Assignment Effective Date (as defined in Section 3 hereof), Assignor, without recourse and without representation or warranty (except as expressly provided in Section 6 hereof), hereby assigns to Assignee the Assigned Rights and Obligations (as defined below).

             [The "Assigned Rights and Obligations" means all of Assignor's rights and obligations under the Credit Agreement on the Assignment Effective Date.]

             [The "Assigned Rights and Obligations" means:  [a $__________ portion] [_________%] of Assignor's share of the Loans, Letter of Credit Obligations and Total Commitments on the Assignment Effective Date; and all of Assignor's other rights and obligations under the Credit Agreement that are attributable to such share.]

             2.          Assumption.  Effective on the Assignment Effective Date, Assignee hereby accepts the foregoing assignment of, and hereby assumes from Assignor all of, the Assigned Rights and Obligations.

             3.          Effectiveness.  This Agreement shall become effective on such date as shall be selected by Assignor (the "Assignment Effective Date"), which date shall be on or as soon as practicable after the execution and delivery of counterparts of this Agreement by Assignor, Assignee, Administrative Lender and Borrowers' Agent on behalf of Borrowers.  Assignor shall promptly notify Assignee, Administrative Lender and Borrowers' Agent in writing of the Assignment Effective Date.

             4.          Payments on Assignment Effective Date.  In consideration of the assignment by Assignor to, and the assumption by Assignee of, the Assigned Rights and Obligations, on the Assignment Effective Date:  (a) Assignee shall pay to Assignor the principal amount of all Loans made by Assignor pursuant to the Credit Agreement that are attributable to the Assigned Rights and Obligations and outstanding on the Assignment Effective Date; (b) each of Assignor and Assignee shall pay to the other such amounts (if any) as are specified in any written agreement or exchange of letters between them; and (c) Assignee shall pay to Administrative Lender an assignment processing and recordation fee of $_________.

             5.          Allocation and Payment of Interest and Fees.

             (a)         Administrative Lender shall pay to Assignee all interest, commitment fees and other amounts not constituting principal that are paid by or on behalf of Borrowers pursuant to the Loan Documents and are attributable to the Assigned Rights and Obligations ("Borrower Amounts") which accrue on and after the Assignment Effective Date.  If Assignor receives or collects any such Borrower Amounts, Assignor shall promptly pay them to Assignee.

             (b)        Administrative Lender shall pay to Assignor all Borrower Amounts that accrue before the Assignment Effective Date.  If Assignee receives or collects any such Borrower Amounts, Assignee shall promptly pay them to Assignor.

             6.          Representations and Warranties.

             (a)         Each of Assignor and Assignee represents and warrants to the other party as follows:

             (i)          it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to fulfill its obligations under, and to consummate the transactions contemplated by, this Agreement;

             (ii)         the making and performance of this Agreement and all documents required to be executed and delivered by it pursuant hereto do not and will not violate any law or regulation applicable to it;

             (iii)        this Agreement has been duly executed and delivered by, and constitutes a legal, valid and binding obligation of, it, enforceable in accordance with its terms; and

             (iv)       all approvals, authorizations or other actions by, or filings with, any governmental authority necessary for the validity or enforceability of its obligations under this Agreement have been made or obtained.

             (b)        Assignor represents and warrants to Assignee that Assignor owns the Assigned Rights and Obligations, free and clear of all liens or other encumbrances.

             (c)         Assignee represents and warrants to Assignor as follows:

             (i)          Assignee has made and shall continue to make its own independent investigation of the financial condition, affairs and creditworthiness of Borrowers, and the value of any Collateral now or hereafter securing any of the obligations, indebtedness, liabilities or undertakings under the Loan Documents, in connection with Assignee's assumption of the Assigned Rights and Obligations; and

             (ii)         Assignee has received a copy of the Loan Documents and such other documents, financial statements and information as Assignee deems appropriate to make its own credit analysis and decision to enter into this Agreement.

             7.          No Assignor Responsibility.  Assignor makes no representation or warranty and assumes no responsibility to Assignee for:

             (a)         the execution by any party other than Assignor, or the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of the Loan Documents;

             (b)        any representations, warranties, recitals or statements made in the Loan Documents or in any financial statement or other statement, instrument, report, certificate or any other document made or furnished or made available by or on behalf of Borrowers to Assignor or Assignee in connection with the Loan Documents and the transactions contemplated thereby;

             (c)         the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or the existence or possible existence of any default or event of default under the Loan Documents; or

             (d)        the accuracy or completeness of any information provided to Assignee, whether by Assignor or by or on behalf of Borrowers.

Assignor shall have no initial or continuing duty or responsibility to make any investigation of the financial condition, affairs or creditworthiness of Borrowers, or the value of any Collateral, in connection with the assignment of the Assigned Rights and Obligations hereunder, or to provide Assignee with any credit or other information with respect thereto, whether coming into Assignor's possession before the date hereof or at any time or times thereafter.

             8.          Assignee Bound By Credit Agreement.  Effective on the Assignment Effective Date, Assignee:  (a) shall be deemed to be a party to and "Lender" under the Credit Agreement; (b) agrees to be bound by the Credit Agreement to the same extent as it would have been if it had been an original Lender party thereto; and (c) agrees to perform in accordance with their respective terms all obligations which are required under the Loan Documents to be performed by it as a Lender.  Assignee appoints and authorizes Administrative Lender to take such actions as Administrative Lender on Assignee's behalf and to exercise such powers under the Loan Documents as are delegated to Administrative Lender by the terms thereof, together with such powers as are reasonably incidental thereto.

             9.          Assignor Released From Credit Agreement.  Effective on the Assignment Effective Date, Assignor shall be released from the Assigned Rights and Obligations; provided, however, that Assignor shall retain all of its rights to indemnification under the Loan Documents for any events, acts or omissions occurring before the Assignment Effective Date.

             [10.       Foreign Withholding.

             (a)         Assignee represents and warrants to Administrative Lender, Borrowers and Assignor that, under applicable law and treaties, Assignee is entitled to receive all payments under the Loan Documents and this Agreement payable to it, without deduction or withholding of any taxes imposed by the United States or any political subdivision thereof.

             (b)        On or before the Assignment Effective Date, Assignee shall deliver to each of Borrowers' Agent and Administrative Lender two executed copies of valid and properly completed:  (i) United States Internal Revenue Service Form 1001 or 4224 certifying that Assignee is entitled to receive payments under the Credit Agreement and the Loan Documents payable to it, without deduction or withholding of any United States federal income taxes; or (ii) Internal Revenue Service Form W-8 or W-9 establishing an exemption from United States backup withholding tax.  If any such form is found to be incomplete or incorrect, or must be replaced (on the same or a successor form) in order to maintain its effectiveness, Assignee shall execute and deliver to each of Borrowers' Agent and Administrative Lender two executed copies of a valid, complete and correct replacement form.]

             [11.]      General.

             (a)         This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior and current understandings and agreements, whether written or oral (other than with respect to any fees payable as provided in Section 4 hereof).

             (b)        No term or provision of this Agreement may be amended, waived or terminated orally, but only by an instrument signed by the parties hereto.

             (c)         This Agreement may be executed in one or more counterparts.  Each set of executed counterparts shall be an original.  Executed counterparts may be delivered by facsimile transmission.

             (d)        Assignor may at any time and from time to time grant to others pursuant to the Loan Documents assignments of or participations in all or part of Assignor's share of the Loans, Letter of Credit Obligations and Total Commitments, but not with respect to the Assigned Rights and Obligations.

             (e)         This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Neither Assignor nor Assignee may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the other.  The preceding sentence shall not limit the right of Assignee to grant to others assignments of or participations in all or part of the Assigned Rights and Obligations to the extent permitted by the terms of the Loan Documents.

             (f)         All payments to Assignor or Assignee hereunder shall, unless otherwise specified by the party entitled thereto, be made in United States Dollars, in immediately available funds, and to the address or account specified on the signature pages of this Agreement.  The address of Assignee for notice purposes under the Credit Agreement shall be as specified on the signature pages of this Agreement.

             (g)        If any provision of this Agreement is held invalid, illegal or unenforceable, the remaining provisions hereof will not be affected or impaired in any way.

             (h)        Each party shall bear its own expenses in connection with the preparation and execution of this Agreement.

             (i)          This Agreement shall be governed by and construed in accordance with the laws of the State of Oregon.

             IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ASSIGNOR:

By:
Name:
Title:

Assignor's Notice Instructions:

Attn:
Ref:
Telephone:
Facsimile:

Assignor's Payment Instructions:

ABA No.
Account No.
Attn:
Ref:

ASSIGNEE:

By:
Name:
Title:

Assignee's Notice Instructions:

Attn:
Ref:
Telephone:
Facsimile:

Assignee's Payment Instructions:

ABA No.
Account No.
Attn:
Ref:

ACKNOWLEDGED AND AGREED:

ADMINISTRATIVE LENDER:

By:
Name:
Title: